Exhibit 10.1

Execution Version

RECEIVABLES FINANCING AGREEMENT

Dated as of February 14, 2024

by and among

AGILITI RECEIVABLES LLC,
as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Lenders and as Group Agents,

MUFG BANK, LTD.,
as Administrative Agent,

and

AGILITI HEALTH, INC.,
as initial Servicer

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ARTICLE I
DEFINITIONS
SECTION 1.01. Certain Defined Terms..................................................................................…. 1
SECTION 1.02. Other Interpretative Matters...........................................................................… 39
ARTICLE II
TERMS OF THE LOANS
SECTION 2.01. Loan Facility................................................................................................….. 40
SECTION 2.02. Making Loans; Repayment of Loans...........................................................….. 40
SECTION 2.03. Interest and Fees............................................................................................… 42
SECTION 2.04. Records of Loans............................................................................................... 43
ARTICLE III
SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS
SECTION 3.01. Settlement Procedures............................................................................…........ 43
SECTION 3.02. Payments and Computations, Etc....................................................................... 47
ARTICLE IV
INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY
INTEREST
SECTION 4.01. Increased Costs.............................................................................................…. 47

SECTION 4.05. Replacement of a Lender...............................................................................… 55

ARTICLE V
CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS

ARTICLE VI
REPRESENTATIONS AND WARRANTIES
SECTION 6.01. Representations and Warranties of the Borrower.............................................. 63
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SECTION 6.02. Representations and Warranties of the Servicer................................................ 70
ARTICLE VII
COVENANTS

ARTICLE VIII
ADMINISTRATION AND COLLECTION OF RECEIVABLES

ARTICLE IX
EVENTS OF TERMINATION
SECTION 9.01. Events of Termination...................................................................................... 101
ARTICLE X
THE ADMINISTRATIVE AGENT

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SECTION 10.09. Successor Administrative Agent.................................................................... 108
SECTION 10.10. Erroneous Payment........................................................................................ 108
ARTICLE XI
THE GROUP AGENTS

ARTICLE XII
INDEMNIFICATION
SECTION 12.01. Indemnification by the Borrower................................................................... 115
SECTION 12.02. Indemnification by the Servicer..................................................................... 118
ARTICLE XIII
MISCELLANEOUS

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SECTION 13.15. USA PATRIOT Act Notice........................................................................... 129
SECTION 13.16. Right of Setoff................................................................................................ 130
SECTION 13.17. Severability................................................................................................… 130

EXHIBITS

EXHIBIT A        –    Form of Loan Request
EXHIBIT B        –    Form of Reduction Notice
EXHIBIT C        –    Form of Assignment and Acceptance Agreement
EXHIBIT D        –    Form of Weekly Report
EXHIBIT E        –    Form of Daily Report
EXHIBIT F        –    Form of Information Package
EXHIBIT G        –    Form of Compliance Certificate
EXHIBIT H        –    Closing Memorandum
EXHIBIT I-1        –    U.S. Tax Compliance Certificate
EXHIBIT I-2        –    U.S. Tax Compliance Certificate
EXHIBIT I-3        –    U.S. Tax Compliance Certificate
EXHIBIT I-4        –    U.S. Tax Compliance Certificate

SCHEDULES

SCHEDULE I        –    Commitments
SCHEDULE II    –    Lock-Box Accounts and Lock-Box Banks
SCHEDULE III    –    Notice Addresses
SCHEDULE 6.01(l)    –    UCC Details
SCHEDULE 7.04(f)    –    Location of Records

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This RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of February 14, 2024 by and among the following parties:
(i)    AGILITI RECEIVABLES LLC, a Delaware limited liability company, as Borrower (together with its successors and assigns, the “Borrower”);
(ii)    the Persons from time to time party hereto as Lenders and as Group Agents;
(iii)    MUFG BANK, LTD. (“MUFG”), as Administrative Agent; and
(iv)    AGILITI HEALTH, INC., a Delaware corporation, in its individual capacity (“Agiliti”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”).
PRELIMINARY STATEMENTS
The Borrower has acquired, and will acquire from time to time, Receivables from the Originators pursuant to the Purchase and Sale Agreement. The Borrower has requested that the Lenders make Loans from time to time to the Borrower on the terms and subject to the conditions set forth herein, secured by, among other things, the Receivables.
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Adjusted Days’ Sales Outstanding” means, with respect to any Settlement Period, the number of days equal to: (a) the aggregate Unpaid Balance of the Pool Receivables (other than Unbilled Receivables) on the Cut-Off Date of the most recently ended Settlement Period, divided by (b) the amount obtained by dividing (i) the aggregate initial Unpaid Balance of Pool Receivables which were originated during the most recently ended Settlement Period by (ii) 30.
“Adjusted Dilution Ratio” means, as of any day, the average of the Dilution Ratios for the preceding twelve Settlement Periods.
“Administrative Agent” means MUFG, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Section 10.09 or Section 13.03(g).
“Adverse Claim” means any claim of ownership or any Lien; it being understood that any such claim or Lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) under the Transaction Documents shall not constitute an Adverse Claim.
“Advisors” has the meaning set forth in Section 13.06(c).
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“Affected Person” means each Credit Party, each Program Support Provider, each Liquidity Agent and each of their respective Affiliates.
“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Lender, Affiliate shall mean the holder(s) of its Capital Stock or membership interests, as the case may be. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Lenders at such time.
“Aggregate Interest” means, at any time of determination, the aggregate accrued and unpaid Interest on the Loans of all Lenders at such time.
“Agiliti” has the meaning set forth in the preamble to this Agreement.
“Agiliti Financing” means Agiliti Financing, LLC, a Delaware limited liability company.
“Agiliti, Inc.” means Agiliti, Inc., a Delaware corporation.
“Agiliti Parties” means Agiliti, Agiliti Financing, the Servicer, the Borrower, each Originator and the Performance Guarantor.
“Agiliti Receivable” means any Pool Receivable any Obligor of which (a) is an Affiliate of any Agiliti Party; (b) is a Person 10% or more of the Voting Stock of which is controlled, directly or indirectly, by any Agiliti Party or any Affiliate of any Agiliti Party; or (c) is a Person which, together with any Affiliates of such Person, controls, directly or indirectly, 10% of the Voting Stock of any Agiliti Party.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Anti-Corruption Laws” means all applicable laws, rules or regulations pertaining to bribery or corruption, including, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.
“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Committed Lender, an Eligible Assignee, such Committed Lender’s

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Group Agent and the Administrative Agent, and, if required, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.
“Attorney Costs” means and includes all reasonable and documented fees, costs, expenses and disbursements of any law firm or other external counsel but excludes allocated fees of internal counsel.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate” means, with respect to any Lender, on any date, a fluctuating rate of interest per annum equal to the highest of:
(a)    the applicable Prime Rate for such date;
(b)    the Federal Funds Rate for such date, plus 0.50%; and
(c)    Term SOFR for a one-month tenor for such date plus the SOFR Spread.
Notwithstanding the foregoing, if Base Rate as determined herein would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Base Rate Loan” means any Loan accruing Interest at the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Beneficial Owner” shall have the meaning defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.
“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“Borrower” has the meaning specified in the preamble to this Agreement.
“Borrower Indemnified Amounts” has the meaning set forth in Section 12.01(a).
“Borrower Indemnified Party” has the meaning set forth in Section 12.01(a).
“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital and Interest on the Loans, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including interest,

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fees and other obligations that accrue after the commencement of any Event of Bankruptcy with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).
“Borrower’s Net Worth” means, at any time of determination, an amount equal to (i) the sum of (A) the aggregate Unpaid Balance of all Pool Receivables at such time, plus (B) all Collections then held in any Lock-Box Account, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Aggregate Interest at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of the Subordinated Note at such time, plus (E) the aggregate accrued and unpaid interest on the Subordinated Note at such time, plus (F) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.
“Borrowing Base” means, at any time of determination, the amount equal to the lesser of (1) the Facility Limit and (2) the amount equal to (a) the Net Pool Balance at such time, minus (b) the Required Reserves at such time.
“Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the Borrowing Base at such time.
“Breakage Fee” means, to the extent that the Borrower shall for any reason, fail to borrow on the date specified by the Borrower in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Interest (calculated without taking into account any Breakage Fee or any shortened duration of such Interest Period pursuant to the definition thereof) which would have accrued during such Interest Period on the reductions of Capital relating to such Interest Period had such reductions not been made (or the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Borrower), exceeds (B) the income, if any, received by the applicable Lender from the investment of the proceeds of such reductions of Capital (or such amounts failed to be borrowed by the Borrower). A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the affected Lender (or applicable Group Agent on its behalf) to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.
“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Applicable Law to close.
“Capital” means, with respect to any Lender, the aggregate amounts paid to (or at the direction of) the Borrower in connection with all Loans made by such Lender pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of reducing, returning or repaying such Capital pursuant to Section 2.02(d) or 3.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of that Person.
“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such

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Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.
“Certification of Beneficial Owner(s)” means a certification regarding beneficial ownership of the Borrower as required by the Beneficial Ownership Rule.
“Change in Control” means the occurrence of any of the following:
(a)    Agiliti Financing ceases to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Borrower free and clear of all Adverse Claims;
(b)    Agiliti ceases to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of Agiliti Financing free and clear of all Adverse Claims;
(c)    Performance Guarantor ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of any Originator, Agiliti Financing or the Servicer (if other than the Performance Guarantor);
(d)    the Subordinated Note shall at any time cease to be owned by the Servicer for the benefit of the Originators, free and clear of all Adverse Claims other than any Adverse Claim in favor of the Credit Agreement Agent but only so long as the No Petition Agreement is in full force and effect and the Credit Agreement Agent is a party thereto; or
(e)    a “Change of Control” shall occur under and as defined in the Credit Agreement (as in effect on the Closing Date and without giving effect to any amendment, restatement, supplement, waiver, modification or termination thereof).
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (z) all reports, notes, requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

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“Closing Date” means February 14, 2024.
“Code” means the Internal Revenue Code of 1986, as amended or otherwise modified from time to time.
“Collateral” has the meaning set forth in Section 4.07(a).
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Agiliti Party or any other Person on their behalf in payment of any amounts owed or payable in respect of such Pool Receivable (including purchase price, service charges, Finance Charges, interest, fees and all other charges), or applied to amounts owed or payable in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.
“Commitment” means, with respect to any Committed Lender (including a Related Committed Lender), the maximum aggregate amount which such Person is obligated to lend hereunder on account of all Loans, on a combined basis, as set forth on Schedule I or in the Assignment and Acceptance Agreement or such other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 13.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e). If the context so requires, “Commitment” also refers to a Committed Lender’s obligation to make Loans hereunder in accordance with this Agreement.
“Committed Lenders” means MUFG and each other Person that is or becomes a party to this Agreement in the capacity of a “Committed Lender”.
“Concentration Limit” means at any time for any Obligor, the product of (i) such Obligor’s Specified Concentration Percentage and (ii) the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool at such time of determination.
“Conduit Lender” means each commercial paper conduit that is or becomes a party to this Agreement in the capacity of a “Conduit Lender”; provided, however, that no Lender (even if such Lender is a commercial paper conduit) that has a Commitment shall constitute a Conduit Lender. As of the Closing Date, Victory is the sole Conduit Lender, and its Related Committed Lender is MUFG.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.02 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such

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market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contract” means, with respect to any Receivable, the contract or contracts (including any purchase order or invoice), between an Originator and an Obligor, pursuant to which such Receivable arises or which evidences such Receivable and, for purposes of this Agreement only, which has been sold to Borrower pursuant to the Purchase and Sale Agreement. A “related” Contract with respect to a Pool Receivable means a Contract under which such Pool Receivable arises or which is relevant to the collection or enforcement of such Pool Receivable.
“Control” means with respect to any Person, the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Control Period” means the period, if any, beginning on the date that the Administrative Agent commences exercising exclusive dominion and control of any Lock-Box Account and ending on the date, if any, that the Administrative Agent is no longer exercising exclusive dominion and control of any Lock-Box Account; provided, however, that the Control Period shall not be continuing (x) on any date that an Event of Termination has occurred and is continuing or (y) on or after the Termination Date.
“CP Rate” means, for any Conduit Lender and for any Interest Period for any Portion of Capital, the per annum rate equivalent to the weighted average cost (as determined by the applicable Group Agent and which shall include commissions and fees of placement agents and dealers, foreign exchange and currency hedging costs, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender (other than under any Liquidity Agreement) and any other costs and expenses associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Conduit Lender to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Lender) (determined in the case of Notes issued on a discount by converting the discount to an interest equivalent rate per annum); provided, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Borrower agrees that any amounts payable to Conduit Lenders in respect of Interest for any Interest Period with respect to any Portion of Capital funded by such Conduit Lenders at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Conduit Lenders had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Lender from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through

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maturity); provided, further, that if the CP Rate as determined herein shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 1, 2023, among Agiliti, as borrower, Agiliti Holdco, Inc., as holdings, the Persons from time to time party thereto as lenders, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “Credit Agreement Agent”), as amended, restated, extended or supplemented from time to time.
“Credit Agreement Agent” has the meaning set forth in the definition of “Credit Agreement”.
“Credit Agreement Financial Covenant” means the financial covenant set forth in Section 6.15(a) of the Credit Agreement as in effect on the Closing Date and without giving effect to any amendment, restatement, waiver, supplement or termination thereof, other than any amendment, restatement, waiver or supplement to the Credit Agreement that at the time of the effectiveness thereof, (i) each Group Agent (or an Affiliate thereof) and the Administrative Agent (or an Affiliate thereof) consented in writing to such amendment, restatement, waiver or supplement and (ii) such amendment, restatement, waiver or supplement was consummated in accordance with the terms of the Credit Agreement.
“Credit and Collection Policy” means, as the context may require, the Servicing Standard and the Origination Guidelines, as modified in accordance with this Agreement.
“Credit Extension” means the making of any Loan.
“Credit Party” means each Lender, the Administrative Agent and each Group Agent.
“Cut-Off Date” means the last day of each Settlement Period.
“Daily Report” means a report, in substantially the form of Exhibit E.
“Days’ Sales Outstanding” means, with respect to any Settlement Period, the number of days equal to: (a) the aggregate Unpaid Balance of the Pool Receivables on the Cut-Off Date of the most recently ended Settlement Period, divided by (b) the amount obtained by dividing (i) the aggregate initial Unpaid Balance of Pool Receivables which were originated during the most recently ended Settlement Period by (ii) 30.
“Debt” of any Person means, without duplication,
(a) all indebtedness for borrowed money;
(b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP;
(c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP;
(d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet (excluding the footnotes thereto) in

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accordance with GAAP, (x) any such obligations incurred under ERISA, (y) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP;
(e) all Debt of others secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person;
(f) the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings (except to the extent the relevant reimbursement obligations relate to trade payables and are satisfied within 20 days following the incurrence thereof);
(g) the Guarantee by such Person of the Debt of another;
(h) all obligations of such Person in respect of any Disqualified Capital Stock; and
(i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes.
“Deemed Collections” has the meaning set forth in Section 3.01(d)(ii).
“Defaulted Receivable” means a Pool Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment with respect to such Pool Receivable, (b) as to which any Obligor thereof is subject to an Event of Bankruptcy that has occurred and is continuing, (c) which has been written-off the applicable Originator’s or the Borrower’s books as uncollectable or (d) which consistent with the Credit and Collection Policy, would be or should have been written-off as uncollectible.
“Delinquency Ratio” means, with respect to any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate Unpaid Balance of all Pool Receivables that were Defaulted Receivables on the Cut-Off Date for such Settlement Period, and (b) the denominator of which is the aggregate Unpaid Balance of all Pool Receivables (other than Unbilled Receivables) on the Cut-Off Date of such Settlement Period.
“Deposit Balance” means, as of any date of determination, the aggregate amount of security deposits and other deposits received by or on behalf of the Obligors that are then being held by the Originators and Affiliates thereof (or any agent thereof on their behalf).
“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any

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forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of Holdings or its subsidiaries shall be a Derivative Transaction.
“Diluted Receivable” means a Pool Receivable the entire or partial Unpaid Balance of which is reduced or cancelled due to Dilution.
“Dilution” means the amount by which the Unpaid Balance of a Receivable is reduced or cancelled after such Receivable was sold to the Borrower and becomes a Pool Receivable due to returns, rebills, defect, refunds, allowances, cash discounts, rebates, disputes, rejections, set off, netting, deficit, failure to perform on the part of the related Originator or Servicer, adjustment or any other similar reason other than with respect to the credit-worthiness of any related Obligor.
“Dilution Horizon Ratio” means, as of any date of determination, the greater of (i) 1.0 and (ii) a fraction (expressed as a percentage) (a) the numerator of which is equal to the aggregate initial Unpaid Balance of all Receivables (other than Unbilled Receivables) originated by the Originators during the two most recently ended Settlement Periods and (b) the denominator of which is the Net Pool Balance as of the Cut-Off Date of the most recently ended Settlement Period.
“Dilution Ratio” means, with respect to any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is equal to the aggregate amount of all Dilutions in respect of Pool Receivables which occurred during such Settlement Period, and (b) the denominator of which is the aggregate initial Unpaid Balance of all Pool Receivables (other than Unbilled Receivables) which were originated by the Originators during the Settlement Period that is one (1) Settlement Period prior to such Settlement Period.
“Dilution Reserve Floor Percentage” means, on any day, a percentage determined as follows:
ADR x DHR
where:
ADR    =    the average of the Dilution Ratios for the preceding twelve Settlement Periods; and
DHR    =     the Dilution Horizon Ratio on such day.

“Dilution Volatility Ratio” means, on any day, the product of (a) the positive difference between (i) the highest two-month average Dilution Ratio observed over the preceding twelve Settlement Periods (the “Dilution Spike”), minus (ii) the Adjusted Dilution Ratio, times (b) the quotient of (i) the Dilution Spike, divided by (ii) the Adjusted Dilution Ratio.
“Disqualified Capital Stock” has the meaning set forth in the Credit Agreement (as in effect on the Closing Date and without giving effect to any amendment, restatement, supplement, waiver, modification or termination thereof).
“Dynamic Dilution Reserve Percentage” means, with respect to any date of determination, an amount equal to:

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{(SF x ADR) + DVR} x DHR
        where:
        ADR =    the average of the Dilution Ratios for the preceding twelve Settlement Periods,
        DHR    =     the Dilution Horizon Ratio on such day,
        DVR    =     the Dilution Volatility Ratio on such day, and
        SF    =    the Stress Factor.
“Dynamic Loss Reserve Percentage” means, on any day, a percentage determined as follows:
            SF x LR x LHR
where:
SF    =    the Stress Factor;
LR    =    the highest average Loss Ratio for any three (3) consecutive Settlement                 Periods observed over the preceding 12 Settlement Periods; and
LHR    =    the Loss Horizon Ratio on such day.
“Eligible Assignee” means (i) any Committed Lender or any of its Affiliates, (ii) any Person managed by a Committed Lender or any of its Affiliates, (iii) any commercial paper conduit managed or supported by any Committed Lender or any Affiliate thereof and (iv) any other financial or other institution that is acceptable to the Administrative Agent.
“Eligible Contract” means a Contract governed by the law of the United States of America or of any State thereof that contains an obligation to pay a specified sum of money on or before a date certain and that has been duly authorized by each party thereto and which (i) does not require any Obligor thereunder to consent to any transfer, sale, pledge or assignment thereof or of the related Receivable or any proceeds of any of the foregoing (unless UCC 9-406 applies and renders such restrictions unenforceable), (ii) is not “chattel paper” as defined in the UCC of any jurisdiction governing the perfection or assignment of the related Receivable, (iii) the payment terms of which have not been modified, extended or rewritten in any manner (except for extensions and modifications expressly permitted hereunder), (iv) has not otherwise been made non-assignable and (v) remains in full force and effect.
“Eligible Receivable” means, as of any date of determination, a Receivable:
(a)    (i) which represents all or part of the sales price of goods or services, sold by an Originator to the related Obligor in the ordinary course of such Originator’s business, (ii) for which all obligations of the related Originator in connection with which have been fully performed, (iii) no portion of which is in respect of any amount as to which any related Obligor is permitted to withhold payment until the occurrence of a specified event or condition (including “guaranteed” or “conditional” sales or any performance by an Originator), (iv) which is not owed to any Originator or the Borrower,

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in whole or in part, as a bailee or consignee for another Person, (v) which is not issued under cash-in-advance or cash-on-account terms and (vi) which has payment terms of not more than 120 days, from the original invoice date for such Receivable; provided that, for the avoidance of doubt, no portion of any Receivable for which the related goods or services have not been delivered or performed by an Originator shall constitute an “Eligible Receivable” (including for purposes of calculating the Net Pool Balance);
(b)    for which the related Originator has recognized all of the related revenue on its financial books and records in accordance with GAAP;
(c)    which (i) constitutes an “account” or a “payment intangible”, (ii) is not evidenced or represented by “instruments” or “chattel paper”, (iii) does not constitute, or arise from the sale of, “as-extracted collateral”, in each case, as defined in the UCC, (iv) does not represent Finance Charges and (v) is not payable in installments;
(d)    each Obligor of which is a commercial Obligor or a Governmental Authority;
(e)    no Obligor of which (i) is a Sanctioned Person, (ii) is a natural Person acting in its individual capacity, (iii) is subject to an Event of Bankruptcy that has occurred and is continuing or (iv) is a party to the Credit Agreement;
(f)    each Obligor of which is organized in the United States of America or any State thereof and has provided the Servicer with a billing address located in the United States of America;
(g)    no Obligor of which has an aggregate Unpaid Balance of Defaulted Receivables included in the Receivables Pool that is more than 50.0% of the aggregate Unpaid Balance of all Pool Receivables owed by such Obligor;
(h)    which (i) is not a Defaulted Receivable, a Zero Day Receivable or an Excluded Receivable and (ii) has not been cancelled;
(i)    with regard to which the warranties of Borrower in Section 6.01(j) are true and correct;
(j)    the sale, pledge or servicing of which pursuant to the Purchase and Sale Agreement and this Agreement does not (i) violate, contravene or conflict with any Applicable Law, the related Contract (unless UCC 9-406 applies and renders such restrictions unenforceable) or any other applicable contracts or other restrictions or (ii) require the consent or approval of, or a license or consent from, any related Obligor, any Governmental Authority or any other Person;
(k)    which is denominated and payable only in U.S. Dollars in the United States by the related Obligor directly to a Lock-Box Account that, if such date of determination is on or after the Post-Closing Date, is subject to an enforceable Lock-Box Agreement;
(l)    which arises under an Eligible Contract that, together with such Receivable, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, to pay such Receivable enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by

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applicable bankruptcy, insolvency, reorganization or similar laws relating to and limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or in law), (ii) is not subject to any dispute, offset, netting, litigation, counterclaim or defense whatsoever (including defenses arising out of violations of usury laws) (other than potential discharge in a bankruptcy of the related Obligor); provided, that only the portion of any such Receivable subject to dispute, offset, netting, litigation, counterclaim or defense shall be deemed ineligible and (iii) is not subject to any Adverse Claim other than Permitted Adverse Claims;
(m)    is not subject to any U.S. federal or state income withholding Taxes;
(n)    the Obligor of which does not have any defenses arising out of the failure to effect the sale of such Receivable to the Borrower under the local laws applicable to such Obligor or the related Contract;
(o)    the sale or contribution of which does not trigger any stamp duty or similar transfer taxes;
(p)    which together with the Contract and Related Security related thereto, does not contravene in any material respect any Applicable Law applicable thereto (including Applicable Laws relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);
(q)    which together with the Related Security with respect thereto satisfies in all material respects all applicable requirements of the Credit and Collection Policy;
(r)    which together with the Contract and Related Security related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 8.02;
(s)    with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract have been duly obtained, effected or given and are in full force and effect;
(t)    the purchase of which is a “current transaction” within Section 3(a)(3) of the Securities Act;
(u)    which represents part or all of the price of the sale of “merchandise,” “insurance” or “services” within the meaning of Section 3(c)(5) of the Investment Company Act and which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act;
(v)    the purchase of which by the Borrower under the Purchase and Sale Agreement does not and the transactions contemplated hereby do not, constitute a Security;

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(w)    all right, title and interest to and in which has been validly transferred by the applicable Originator directly to the Borrower under and in accordance with the Purchase and Sale Agreement for fair consideration and reasonably equivalent value;
(x)    which (i) immediately prior to the sale thereof to the Borrower by an Originator pursuant to the Purchase and Sale Agreement, an Originator has good and marketable title thereto free and clear of any Adverse Claim other than Permitted Adverse Claims and (ii) at all times following the sale thereof to the Borrower by an Originator pursuant to the Purchase and Sale Agreement, the Borrower has good and marketable title thereto free and clear of any Adverse Claim other than Permitted Adverse Claims;
(y)    which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;
(z)    for which the related invoice with respect to such Receivable does not include any Excluded Receivable;
(aa)    which is not supported by any actual or inchoate mechanics, suppliers, materialmen, laborers, employees or repairmen liens or other rights to file or assert any of the foregoing;
(bb)    which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;
(cc)    which the related goods or merchandise, if any, with respect to such Receivable have been delivered to the related Obligor thereof;
(dd)    for which either (i) such Receivable is an Eligible Unbilled Receivable or (ii) the invoice therefor has been sent to the related Obligor;
(ee)    for which neither the related Originator nor any Affiliate thereof is holding any Deposit Balances or other deposits received by or on behalf of the related Obligor; provided that only the portion of such Receivable in an amount equal to such Deposit Balances or other deposits shall be ineligible;
(ff)    for which no Agiliti Party has established any offset, swap or netting arrangements with the related Obligor in connection with the ordinary course of payment of such Receivable;
(gg)    which is not an Agiliti Receivable; and
(hh)    which arises solely in connection with providing healthcare technology management and service solutions to the healthcare industry.
“Eligible Unbilled Receivable” means, at any time of determination, any Unbilled Receivable for which each of the following are satisfied: (a) the related Originator has recognized the related revenue on its financial books and records under GAAP, (b) not more than 30 calendar days have expired since the day that such Unbilled Receivable arose, (c) it represents

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amounts that have been fully earned in accordance with the terms of the related Contract and is a legal, valid and binding payment obligation of the related Obligor that is enforceable against such Obligor, (d) the related Originator maintains records and systems that allows for the daily tracking and monitoring of such Unbilled Receivable and which are acceptable to the Administrative Agent in its reasonable discretion, (e) such Receivable will be due within 120 calendar days of the date such Receivable ceases to be an Unbilled Receivable, (f) such Receivable is not, and will not become, a Zero Day Receivable and (g) the Administrative Agent has not provided notice to the Borrower that all Unbilled Receivables are ineligible following the occurrence of a Level II Ratings Event that is continuing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Agiliti Party or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, or a determination that a Pension Plan is in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) or Section 302 of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by any Agiliti Party, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Agiliti Party or any of its Subsidiaries pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the appointment of a trustee to administer any Pension Plan; (f) the imposition of liability on any Agiliti Party or any of its Subsidiaries or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of any Agiliti Party, any of its Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan, a determination that a Multiemployer Plan is in “endangered status” or “critical status” (as defined in Section 305(b) of ERISA), or the receipt by any Agiliti Party, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on any Agiliti Party or any of its Subsidiaries of fines, penalties, excise taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (1), or Section 4071 of ERISA in respect of any Pension Plan; or (i) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan, other than for PBGC premiums due but not delinquent.
“Erroneous Payment” has the meaning set forth in Section 10.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 10.10 (d).
“Erroneous Payment Return Deficiency” has the meaning set forth in Section 10.10(d).

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“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 10.10(e).
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:
(a)    (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examinership, reorganization, debt arrangement, dissolution, administration, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, examiner, administrator, assignee, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Applicable Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under federal bankruptcy laws or other similar Applicable Laws now or hereafter in effect; or
(b)    such Person (i) shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution, administration or other similar law now or hereafter in effect, (ii) shall consent to the appointment of or taking possession by a receiver, liquidator, examiner, administrator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or (iii) shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors (or any board or Person holding similar rights to control the activities of such Person) shall vote to implement any of the foregoing.
“Event of Termination” has the meaning specified in Section 9.01. For the avoidance of doubt, any Event of Termination that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 13.01.
“Excess (1-30) DPD Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for more than 0 days but less than 31 days from the original due date for such payment at such time, exceeds (b) 25.0% of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool.
“Excess (31-60) DPD Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for more than 30 days but less than 61 days from the original due date for such payment at such time, exceeds (b) 10.0% of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool.
“Excess (61-90) DPD Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for more than 60 days but less than 91 days from the original due date for such payment at such time, exceeds (b) 6.50% of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool.
“Excess Concentration Amount” means, at any time, the sum (without duplication) of (a) the sum of the amounts calculated with respect to each Obligor, equal to the amount by which the aggregate Unpaid Balance of such Eligible Receivables owed or payable by such Obligor or an Affiliate of such Obligor, exceeds the applicable Concentration Limit at such time, plus (b)

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the Government Receivables Excess Concentration Amount at such time, plus (c) the Excess (1-30) DPD Concentration Amount at such time, plus (d) the Excess (31-60) DPD Concentration Amount at such time, plus (e) the Excess (61-90) DPD Concentration Amount at such time, plus (f) the Unbilled Receivable Excess Concentration Amount at such time, plus (g) the Excess Extended Terms Concentration Amount at such time, plus (h) the Material Supplier Excess Concentration Amount at such time.
“Excess Extended Terms Concentration Amount” means, at any time, the amount by which (a) the aggregate Unpaid Balance of all Eligible Receivables that constitute Extended Terms Receivable at such time, exceeds (b) 2.50% of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool.
“Excluded Obligor” means each of the Persons from time to time consented to in writing by the Administrative Agent (in its sole discretion). As of the Closing Date, no Excluded Obligors exist.
“Excluded Receivable” means each Receivable (without giving effect to the exclusion of “Excluded Receivable” from the definition thereof), the obligor of which is an Excluded Obligor; provided, however, that no Receivable (without giving effect to the exclusion of “Excluded Receivable” from the definition thereof) included in any Information Package or Interim Report as a Receivable for purposes of determining the Net Pool Balance shall constitute an “Excluded Receivable”.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, and (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a Lender (other than pursuant to an assignment requested by the Borrower under Section 4.05) or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 4.03(f), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Exiting Group” has the meaning set forth in Section 2.02(g).
“Extended Terms Receivable” means any Receivable which is due more than ninety (90) calendar days but not more than one hundred twenty (120) calendar days following the original invoice date therefor.
“Facility Limit” means $150,000,000 as reduced from time to time pursuant to Section 2.02(e). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements, treaties or conventions among Governmental Authorities entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices implemented to give effect to any such intergovernmental agreements, treaties or conventions among Governmental Authorities.
“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.
“Fee Letter” has the meaning specified in Section 2.03(a).
“Fees” has the meaning specified in Section 2.03(a).
“Final Maturity Date” means the date that is (i) ninety (90) days following the Scheduled Termination Date or (ii) such earlier date on which the Aggregate Capital and all other Borrower Obligations become due and payable pursuant to Section 9.01.
“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital has been reduced to zero and Aggregate Interest has been paid in full, (ii) all other Borrower Obligations (other than unasserted or contingent indemnification claims) shall have been paid in full and (iii) all other amounts owing to the Credit Parties and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges, early termination charges or similar charges owing by an Obligor pursuant to such Contract.
“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.
“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer of Agiliti that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of Agiliti as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments.

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“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“Floor” means a rate of interest equal to 0.0%.
“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
“Government Receivables Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool, the Obligor of which is a Specified Governmental Authority, exceeds (b) 25.0% of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool.
“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, court, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (including any supra-national bodies such as the European Union or the European Central Bank).
“Group” means, (i) for any Conduit Lender, such Conduit Lender, together with such Conduit Lender’s Related Committed Lenders and related Group Agent and (ii) for any other Lender that does not have a Related Conduit Lender, such Lender, together with such Lender’s related Group Agent and each other Lender for which such Group Agent acts as a Group Agent hereunder.
“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “A+” or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “A1” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, (x) if such Obligor is rated by only one of such Rating Agencies, then such Obligor will be a “Group A Obligor” if it satisfies either clause (a) or clause (b) above and (y) if such Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) has split ratings from such Rating Agencies, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have only the higher of the two ratings for the purpose of determining whether such Obligor satisfies clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining clause (a) of the definition of “Excess Concentration Amount” for such Obligors.
“Group Agent” means each Person acting as agent on behalf of a Group and designated as the Group Agent for such Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Group Agent for any Group pursuant to an Assignment and Acceptance Agreement or otherwise in accordance with this Agreement.

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“Group Agent’s Account” means, with respect to any Group, the account(s) from time to time designated in writing by the applicable Group Agent to the Borrower and the Servicer for purposes of receiving payments to or for the account of the members of such Group hereunder.
“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB+” or better by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa1” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, (x) if such Obligor is rated by only one of such Rating Agencies, then such Obligor will be a “Group B Obligor” if it satisfies either clause (a) or clause (b) above and (y) if such Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) has split ratings from such Rating Agencies, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have only the higher of the two ratings for the purpose of determining whether such Obligor satisfies clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining clause (a) of the definition of “Excess Concentration Amount” for such Obligors.
“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB-” or better by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, (x) if such Obligor is rated by only one of such Rating Agencies, then such Obligor will be a “Group C Obligor” if it satisfies either clause (a) or clause (b) above and (y) if such Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) has split ratings from such Rating Agencies, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have only the higher of the two ratings for the purpose of determining whether such Obligor satisfies clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining clause (a) of the definition of “Excess Concentration Amount” for such Obligors.
“Group Commitment” means, with respect to any Group, at any time of determination, the aggregate Commitments of all Committed Lenders within such Group.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is rated by neither Moody’s nor S&P shall be a Group D Obligor.
“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor, (a) to purchase or pay (or advance or supply funds for

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the purchase or payment of) such Debt or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Debt or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Debt or other monetary obligation of any other Person, whether or not such Debt or other monetary obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, disposition or other transaction permitted under this Agreement and the Credit Agreement (other than such obligations with respect to Debt). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Agiliti Party or any Subsidiary and any other Person.
“Holdings” means Agiliti Holdco, Inc., a Delaware corporation.
“Illegality Notice” has the meaning specified in Section 4.04(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Independent Manager” means a natural person who (A) for the five-year period prior to his or her appointment as Independent Manager of a Special Purpose Entity has not been, and during the continuation of his or her service as Independent Manager of a Special Purpose Entity is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower, Agiliti or Agiliti Financing or any of their respective Affiliates (other than his or her service as an Independent Manager of a Special Purpose Entity or any Affiliate thereof); (ii) a customer or supplier of any Special Purpose Entity, Agiliti or Agiliti Financing or any of their respective Affiliates (other than his or her service as an Independent Manager of a Special Purpose Entity or any Affiliate thereof); or (iii) any member of the immediate family of a person described in (i) or (ii); and (B) has (i) prior experience as an Independent Manager for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or

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placement services to issuers of securitization or structured finance instruments, agreements or securities.
“Information Package” means a report, in substantially the form of Exhibit F.
“Intended Tax Treatment” has the meaning set forth in Section 13.14.
“Interest” means, for each Loan for any day during any Interest Period (or portion thereof), the amount of interest accrued on the Capital of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.03(b).
“Interest Period” means, with respect to each Loan, (a) before the Termination Date: (i) initially, the period commencing on the date such Loan is made pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the end of such Settlement Period and (ii) thereafter, each Settlement Period and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) or, in the absence of any such selection, each Settlement Period.
“Interest Rate” means, for any day in any Interest Period for any Loan (or any portion of Capital thereof):
(a)    if such Loan (or such portion of Capital thereof) is being funded by a Conduit Lender on such day through the issuance of Notes, the applicable CP Rate;
(b)    if such Loan (or such portion of Capital thereof) is being funded by any Lender on such day other than through the issuance of Notes (including if a Conduit Lender is then funding such Loan (or such portion of Capital thereof) under a Program Support Agreement, or if a Committed Lender is then funding such Loan (or such portion of Capital thereof)), then Term SOFR plus the SOFR Spread, provided, however, that the Interest Rate applicable to any SOFR Loan that is not advanced on a Monthly Settlement Date shall be the Base Rate for each day during the initial Interest Period applicable to such Loan from the date such Loan is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date;
provided, however, that the “Interest Rate” for each Loan (or any portion of Capital thereof) on any day while an Event of Termination has occurred and is continuing shall be an interest rate per annum equal to the sum of 2.00% per annum plus the Base Rate in effect on such day; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; provided, further, that Interest for any Loan (or such portion of Capital thereof) shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
“Interim Report” means any Daily Report or Weekly Report.
“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.
“Lenders” means the Conduit Lenders and the Committed Lenders.

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“Level I Ratings Event” means, at any time of determination, one or more of the following events have occurred and are continuing: (i) the Parent’s Long Term Corporate Rating by S&P is below B-, (ii) the Parent’s Long Term Corporate Family Rating by Moody’s is below B3 or (iii) the Parent does not have a Long Term Corporate Family Rating by at least one of S&P or Moody’s.
“Level II Ratings Event” means, at any time of determination, one or more of the following events have occurred and are continuing: (i) the Parent’s Long Term Corporate Rating by S&P is below CCC+, (ii) the Parent’s Long Term Corporate Family Rating by Moody’s is below Caa1 or (iii) the Parent does not have a Long Term Corporate Family Rating by at least one of S&P or Moody’s.
“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement, preferential arrangement or similar agreement or arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into, directly or indirectly, in connection with or related to, this Agreement pursuant to which a Liquidity Provider agrees to make loans or advances to, or purchase assets from, a Conduit Lender (directly or indirectly) in order to provide liquidity or other enhancement for such Conduit Lender’s Notes or other senior indebtedness.
“Liquidity Provider” means any lender, credit enhancer or liquidity provider that is at any time party to a Liquidity Agreement or any successor or assign of such lender, credit enhancer or liquidity provider or any similar entity with respect to any permitted assignee of a Conduit Lender.
“Loan” means any loan made by a Lender pursuant to Section 2.02.
“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the Group Agents pursuant to Section 2.02(a).
“Lock-Box Accounts” means each of the accounts (and any related lock-box or post office box) specified in Schedule II maintained at a Lock-Box Bank in the name of the Borrower or prior to the Post-Closing Date, an Originator.
“Lock-Box Agreement” means a valid and enforceable agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Servicer, the Administrative Agent and any Lock-Box Bank, whereby the Borrower, as sole owner of the related Lock-Box Account(s) and the customer of the related Lock-Box Bank in respect of such Lock-Box Account(s), shall transfer to the Administrative Agent dominion and control over and otherwise perfect a first-priority security interest in, such Lock-Box Account(s) and the cash, instruments or other property on deposit or held therein.

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“Lock-Box Bank” means any bank at which the Borrower maintains one or more Lock-Box Accounts.
“Loss Horizon Ratio” means, as of any date of determination, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate initial Unpaid Balance of all Receivables (other than Unbilled Receivables) originated by each Originator during the number of preceding Settlement Periods then most recently ended corresponding to the Loss Horizon Terms Component plus 0.540 and (b) the denominator of which is the aggregate Unpaid Balance of all Pool Receivables as of the Cut-Off Date of the most recently ended Settlement Period.
“Loss Horizon Terms Component” means, at any time of determination, the percentage determined pursuant to the following formula:
    (WAPT / 30)
where:
WAPT    =    the Weighted Average Payment Terms for the most recently ended                     Settlement Period.
“Loss Ratio” means, as of any Cut-Off Date, a fraction (expressed as a percentage), (a) the numerator of which is the sum of (i) the aggregate Unpaid Balance of all Pool Receivables as to which any payment, or part thereof, remains unpaid for more than 90 but less than 121 days from the original due date for such payment as of the Cut-Off Date of the most recently ended Settlement Period, plus (without duplication) (ii) any Losses (net of recoveries) incurred in such Settlement Period, and (b) the denominator of which is the aggregate initial Unpaid Balance of all Receivables (other than Unbilled Receivables) that were originated by the Originators during the Settlement Period that is five Settlement Periods before such Settlement Period.
“Loss Reserve Floor Percentage” means 12.00%.
“Losses” means the Unpaid Balance of any Pool Receivables that either (i) have been, or should have been, written-off as uncollectible by Servicer in accordance with the Credit and Collection Policy or (ii) are owed by an Obligor of which is subject to an Event of Bankruptcy that has occurred and is continuing.
“Majority Group Agents” means one or more Group Agents which in its Group, or their combined Groups, as the case may be, have Committed Lenders representing more than 50% of the aggregate Commitments of all Committed Lenders in all Groups (or, if the Commitments have been terminated, have Lenders representing more than 50% of the aggregate outstanding Capital held by all the Lenders in all Groups); provided, however, that in no event shall the Majority Group Agents include fewer than two (2) Group Agents at any time when there are two (2) or more Groups.
“Material Action” has the meaning set forth in the Borrower’s or Agiliti Financing’s, as applicable, limited liability company agreement.
“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:
(a)    (i) if a particular Person is specified, the ability of such Person to perform its obligations under this Agreement or any other Transaction Document or (ii) if a

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particular Person is not specified, the ability of any Agiliti Party to perform its obligations under this Agreement or any other Transaction Document;
(b)    (i) the validity or enforceability against any Agiliti Party of any Transaction Document or (ii) the value, validity, enforceability or collectibility of the Pool Receivables, the Related Security with respect thereto or, in each case, any material portion thereof, including if such event or circumstance would materially increase the days to pay or Dilution with respect to the Pool Receivables or any material portion thereof;
(c)    the status, existence, perfection, priority, enforceability or other rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral;
(d)    (i) if a particular Person is specified, the business, assets, liabilities, property, operations or financial condition of such Person or (ii) if a particular Person is not specified, the business, assets, liabilities, properties, operations or financial condition of (x) the Servicer, the Originators and the Performance Guarantor, taken as a whole, or (y) the Borrower; or
(e)    the rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral
“Material Supplier Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool that constitutes Supplier Receivables at such time, exceeds (b) 2.50% (or if a Level II Ratings Event has occurred and is continuing, such lesser percentage, which may be 0%, as determined by the Administrative Agent in its sole discretion upon notice to the Borrower) of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool.
“Maximum Days’ Sales Outstanding” means, as of any day, the highest Days’ Sales Outstanding for any Settlement Period observed over the preceding twelve Settlement Periods.
“Member” has the meaning set forth in the Borrower’s or Agiliti Financing’s, as applicable, limited liability company agreement.
“Monthly Settlement Date” means the 24th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that the initial Monthly Settlement Date shall be March 25, 2024.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“MUFG” has the meaning set forth in the preamble to this Agreement.
“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Agiliti Party or any of its Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or has any liability (contingent or otherwise).
“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Agiliti and its

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Subsidiaries for the applicable fiscal quarter or fiscal year and for the period from the beginning of the then current fiscal year to the end of such period to which such financial statements relate, and corresponding figures from the financial plan for the applicable fiscal year.
“Net Pool Balance” means, at any time, an amount equal to (i) the aggregate Unpaid Balance of all Pool Receivables that are Eligible Receivables determined at such time, minus (ii) Excess Concentration Amount at such time.
“No Petition Agreement” means a non-disturbance letter agreement, among Agiliti, Agiliti Financing, the Borrower, the Originators, the Administrative Agent and the Credit Agreement Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.
“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Lender to fund its investments in accounts receivable or other financial assets.
“Notice Event” means, at any time when a Level II Ratings Event has occurred and is continuing, the Administrative Agent providing not less than two (2) Business Days’ notice to the Borrower of the Administrative Agent’s intention to exercise control rights under any Lock-Box Agreement.
“Obligor” means any Person obligated to make payments with respect to a Receivable, including any guarantor thereof or co-obligor.
“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Unpaid Balance of the Eligible Receivables of such Obligor less the amount (if any) then included in clause (a) of the definition of “Excess Concentration Amount” with respect to such Obligor and (b) the denominator of which is the aggregate Unpaid Balance of all Eligible Receivables at such time.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Origination Guidelines” means, with respect to any Receivable, the standards, procedures and guidelines of the Originators as of the Closing Date for originating Receivables, including, at a minimum, an evaluation of the applicant’s credit profile and ability and willingness to pay.
“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators in accordance with the terms of the Purchase and Sale Agreement.
“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from

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the execution, delivery, performance, filing, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Parent” means Agiliti.
“Participant” has the meaning set forth in Section 13.03(e).
“Participant Register” has the meaning set forth in Section 13.03(f).
“PATRIOT Act” has the meaning set forth in Section 13.15.
“Payment Recipient” has the meaning set forth in Section 10.10(a).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Agiliti Party or any of its Subsidiaries, or any of their respective ERISA Affiliates, is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or with respect to which any Agiliti Party or any of its Subsidiaries, or any of their respective ERISA Affiliates has any liability (contingent or otherwise).
“Percentage” means, at any time of determination, with respect to any Committed Lender, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans being funded by Lenders in such Committed Lender’s Group at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Committed Lenders at such time or (ii) if all Commitments hereunder have been terminated, the Aggregate Capital at such time.
“Performance Guarantor” means Agiliti.
“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Adverse Claim” means (a) any bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash on deposit in a Lock-Box Account to the extent such Adverse Claims are not terminated pursuant to a Lock-Box Agreement and (b) any inchoate liens for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP, but only so long as

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foreclosure with respect to such lien is not imminent and the use and value of the property to which the liens attach are not impaired during the pendency of such proceedings.
“Person” means a natural individual, partnership, sole proprietorship, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, any Governmental Authority or any other entity of whatever nature.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Portion of Capital” means, with respect to any Lender and its related Capital, the portion of such Capital being funded or maintained by such Lender by reference to a particular interest rate basis.
“Post-Closing Date” means the date occurring thirty (30) days following the Closing Date (or such later date, if any, as the Administrative Agent shall consent to in writing in its sole discretion).
“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent or its applicable Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the Administrative Agent or its applicable Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Lender, (b) the issuance of one or more surety bonds for which any Conduit Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Lender to any Program Support Provider of any Loan (or portions thereof or participation interest therein) maintained by such Conduit Lender and/or (d) the making of loans and/or other extensions of credit to any Conduit Lender in connection with such Conduit Lender’s receivables-securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to any Conduit Lender, any Liquidity Provider and any other Person (other than any customer of such Conduit Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender pursuant to any Program Support Agreement.
“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, among the Servicer, the Originators and the Borrower, as such agreement may be amended, supplemented or otherwise modified from time to time.
“Purchase and Sale Termination Date” has the meaning set forth in the Purchase and Sale Agreement.
“Purchase and Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement.

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“Rating Agency” means each of S&P, Fitch and Moody’s (and/or each other rating agency then rating the Notes of any Conduit Lender).
“Receivable” means any account receivable or other right to payment from a Person, whether constituting an account, chattel paper, payment intangible, instrument or a general intangible, in each case, arising from the sale of goods, provided or to be provided, or provision of services, rendered or to be rendered, by any Originator pursuant to a Contract, including the right to payment of any interest, Finance Charges, fees and other payment obligations of such Person with respect thereto; provided, however, that the term “Receivable” shall not include any Excluded Receivable.
“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables transferred (or purported to be transferred) to the Borrower pursuant to the Purchase and Sale Agreement and which are then owned by the Borrower.
“Records” means all Contracts and other documents, instruments, books, records, purchase orders, agreements, reports and other information (including computer programs, tapes, disks, other information storage media, data processing software and related property and rights) prepared or maintained by any Agiliti Party with respect to, or that evidence or relate to, the Pool Receivables, the Obligors of such Pool Receivables, any Related Security or the origination, collection or servicing of any of the foregoing.
“Register” has the meaning set forth in Section 13.03(c).
“Related Committed Lender” means with respect to any Conduit Lender, each Committed Lender listed as such for each Conduit Lender as set forth on the signature pages of this Agreement or in any Assignment and Acceptance Agreement.
“Related Conduit Lender” means, with respect to any Committed Lender, each Conduit Lender which is, or pursuant to any Assignment and Acceptance Agreement or otherwise pursuant to this Agreement becomes, included as a Conduit Lender in such Committed Lender’s Group, as designated on its signature page hereto or in such Assignment and Acceptance Agreement or other agreement executed by such Committed Lender, as the case may be.
“Related Security” means, with respect to any Receivable:
(a)    all of the Borrower’s and each Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;
(b)    all instruments and chattel paper that may evidence such Receivable;
(c)    all Deposit Balances, all letter of credit rights and all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(d)    all of the Borrower’s and each Originator’s rights, interests and claims under all insurance contracts and insurance payments with respect to, or otherwise allocable to, such Receivable or any property that generated such Receivable;

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(e)    all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all supporting obligations, guaranties, indemnities, letters of credit (including any letter of credit rights), insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(f)    all books and records of the Borrower and each Originator to the extent related to any of the foregoing, including all Records related to the foregoing;
(g)    all of the Borrower’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents; and
(h)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing.
“Release” has the meaning set forth in Section 3.01(a).
“Representatives” has the meaning set forth in Section 13.06(c).
“Required Capital Amount” means $4,106,103.
“Required Reserve Percentage” means, on any day, an amount equal to the sum of (a) the greater of (i) the sum of (A) the Loss Reserve Floor Percentage, plus (B) the Dilution Reserve Floor Percentage and (ii) the sum of (A) the Dynamic Loss Reserve Percentage, plus (B) the Dynamic Dilution Reserve Percentage, plus (b) the sum of (i) the Yield Reserve Percentage, plus (ii) the Servicing Fee Reserve Percentage.
“Required Reserves” means, on any day, an amount determined as follows:
RRP x NPB
where:
RRP    =    the Required Reserve Percentage on such day; and
NPB    =    the Net Pool Balance on such day.

“Responsible Officer” means the chief executive officer, president, general counsel, any vice president, the chief financial officer, the controller, the treasurer or the assistant treasurer or other similar officer of the applicable Agiliti Party or any employee of any Agiliti Party responsible for the administration of the obligations of any Agiliti Party under this Agreement or any other Transaction Document.
“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Lock-Box Account with respect to the full Unpaid Balance of the related Receivable.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

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“Sanctioned Person” means any Person: (a) appearing on any list issued under or otherwise targeted by, any Sanctions; (b) resident, operating, or organized under the laws of any country or territory that is the target of comprehensive Sanctions; or (c) who is directly or indirectly owned fifty (50) percent or more or controlled by any such Person or Person(s).
“Sanctions” means any financial, economic, or trade sanctions laws, regulations, rules, decisions, embargoes and/or restrictive measures imposed, administered or enforced by the: Government of Japan, the Government of the United States, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.
“Scheduled Termination Date” means February 12, 2027, as such date may be extended from time to time pursuant to Section 2.02(g).
“SEC” means the U.S. Securities and Exchange Commission or any successor governmental agencies.
“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.
“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.
“Security” is defined in Section 2(a)(1) of the Securities Act.
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicer Indemnified Amounts” has the meaning set forth in Section 12.02(a).
“Servicer Indemnified Party” has the meaning set forth in Section 12.02(a).
“Servicing Fee” means the fee referred to in Section 8.07(a) of this Agreement.
“Servicing Fee Rate” means the rate referred to in Section 8.07(a) of this Agreement.
“Servicing Fee Reserve Percentage” means, as of any date of determination, an amount equal to:
(SF x SFR) x (MDSO/360)
where
SF        =    stress factor of 1.5;
SFR        =    the Servicing Fee Rate; and
MDSO    =    the Maximum Days’ Sales Outstanding on such day.
“Servicing Standard” means the Servicer shall service the Pool Receivables with reasonable care, using that degree of skill and attention that the Servicer has customarily exercised prior to the Closing Date in managing, servicing, collecting, enforcing and administering trade receivables and related property owned and serviced by the Servicer for itself or serviced by the Servicer for its Affiliates, at a level of skill and care no lower than customary industry practices and procedures and that is consistent and in accordance with Applicable Law

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and the terms and conditions of this Agreement and the other Transaction Documents and the related Contracts.
“Settlement Date” means with respect to any Portion of Capital for any Interest Period or any Interest or Fees, (i) so long as no Event of Termination has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Termination has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Group Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.
“Settlement Period” means:
(a)    the period from the Closing Date to the end of the next calendar month thereafter; and
(b)    thereafter, each subsequent calendar month;
provided, that the last Settlement Period shall end on the Final Payout Date.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan accruing Interest at Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“SOFR Spread” means 0.10% per annum.
“Solvent” means, with respect to any Person and as of any particular date, (i) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liabilities of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are currently conducted and are proposed to be conducted.
“Special Purpose Entity” means each of the Borrower and Agiliti Financing.
“Specified Concentration Percentage” means (a) for any Group A Obligor, 12.00%, (b) for any Group B Obligor, 6.00%, (c) for any Group C Obligor, 4.00% and (d) for any Group D Obligor, 2.40%.
“Specified Covenants” means each of the following covenants: (i) with respect to this Agreement, Sections 7.02(c), 7.03(a), 7.03(e), 7.03(g), 7.03(h), 7.03(i), 7.04(b), 7.05(e), 7.06(f), 7.06(h) and 7.06(j), (ii) with respect to the Purchase and Sale Agreement, Sections 5.1(b), 5.3(d),

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5.4(b), 5.4(f), 5.4(h) and 5.4(i) and (iii) with respect to the Performance Guaranty, Sections 7(b) and 7(h).
“Specified Governmental Authority” means any Governmental Authority other than any municipal hospital.
“Stress Factor” means 2.25.
“Subordinated Note” has the meaning set forth in the Purchase and Sale Agreement.
“Sub-Servicer” has the meaning set forth in Section 8.01(d).
“Subsidiary” means, with respect to any Person: (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture, limited liability company or similar entity of which (A) more than 50% of the voting interests or general partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Supplier Receivable” means any Pool Receivable owed by any Obligor that is a material supplier (or an Affiliate thereof) to any Originator or any of its Affiliates.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholding) imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.
“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 9.01, (c) the occurrence of a Purchase and Sale Termination Date and (d) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.02(e).
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding

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U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Threshold Amount” means $100,000,000.
“Transaction Documents” means this Agreement, the Purchase and Sale Agreement, the Lock-Box Agreements, the Fee Letter, the Subordinated Note, the Performance Guaranty, the No Petition Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.
“Unbilled Receivable Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables that constitute Eligible Unbilled Receivable at such time, exceeds (b) 12.50% (or if a Level II Ratings Event has occurred and is continuing, such lesser percentage, which may be 0%, as determined by the Administrative Agent in its sole discretion upon notice to the Borrower) of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool.
“Unmatured Event of Termination” means any event which, with the giving of notice or lapse of time, or both, would become an Event of Termination.

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“Unpaid Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.
“U.S. Dollars” means dollars in lawful money of the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.03(f)(ii)(B)(3).
“Victory” means Victory Receivables Corporation, a Delaware corporation.
“Voting Stock” of any Person means the common stock of such Person and any other security of, or ownership interest in, such Person having ordinary voting power to elect a majority of the board of directors (or other Persons serving similar function) of such Person.
“Weekly Report” means a report, in substantially the form of Exhibit D.
“Weighted Average Payment Terms” means, as of any Cut-Off Date, the weighted average (weighted based on Unpaid Balance) payment terms (computed in days and calculated based on the difference between the original invoice date and the stated due date for payment) of invoices for all Receivables in the Receivables Pool as of such Cut-Off Date.
“Withholding Agent” means the Borrower, the Servicer, the Performance Guarantor and the Administrative Agent.
“Yield Reserve Percentage” means on any day an amount determined as follows:
SF x MDSO x BR
360
where:
SF    =    1.5;
BR        =    the Base Rate on such day; and
MDSO    =    the Maximum Days’ Sales Outstanding on such day.
“Zero Day Receivable” means any Receivable with respect to which the Unpaid Balance thereof is due upon receipt of the related invoice or the related goods or service or otherwise has payment terms of 0 days.
SECTION 1.02. Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction

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Documents and all certificates and other documents delivered pursuant hereto or thereto, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (l) if any calculation to be made hereunder refers to a Settlement Period (or any portion thereof) that would have occurred prior to the Closing Date, such reference shall be deemed to be a reference to a calendar month; and (m) the term “or” is not exclusive.
ARTICLE II

TERMS OF THE LOANS
SECTION 2.01. Loan Facility. Upon a request by the Borrower pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Conduit Lenders, ratably, in accordance with the aggregate of the Commitments of the Related Committed Lenders with respect to each such Conduit Lender, severally and not jointly, may, in their sole discretion, make Loans to the Borrower on a revolving basis, and if and to the extent any Conduit Lender does not make any such requested Loan or if any Group does not include a Conduit Lender, the Related Committed Lender(s) for such Conduit Lender or the Committed Lender for such Group, as the case may be, shall, ratably in accordance with their respective Commitments, severally and not jointly, make such Loans to the Borrower, in either case, from time to time during the period from the Closing Date to the Termination Date. Under no circumstances shall any Lender be obligated to make any Loan if, after giving effect thereto:
(i)    the Aggregate Capital would exceed the Facility Limit at such time;
(ii)    the sum of (A) the Capital of such Lender, plus (B) the aggregate outstanding Capital of each other Lender in its Group, would exceed the Group Commitment of such Lender’s Group;
(iii)    if such Lender is a Committed Lender, the aggregate outstanding Capital of such Committed Lender would exceed its Commitment; or

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(iv)    the Aggregate Capital would exceed the Borrowing Base at such time.
SECTION 2.02. Making Loans; Repayment of Loans.
(a)    Each Loan hereunder shall be made on at least one (1) Business Day’s prior written request from the Borrower to the Administrative Agent and each Group Agent in the form of a Loan Request attached hereto as Exhibit A. Each such request for a Loan shall be made no later than 11:00 a.m. (New York City time) on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Loan(s) requested (which amount shall be denominated in U.S. Dollars and not be less than $1,000,000 and shall be an integral multiple of $100,000), (ii) the allocation of such amount among the Groups (which shall be ratable based on the Group Commitments), (iii) the account to which the proceeds of such Loan shall be distributed and (iv) the date such requested Loan is to be made (which shall be a Business Day).
(b)    On the date of each Loan specified in the applicable Loan Request, the Lenders shall, upon satisfaction of the applicable conditions set forth in Article V and pursuant to the other conditions set forth in this Article II, make available to the Borrower in same day funds an aggregate amount equal to the amount of such Loans requested, at the account set forth in the related Loan Request.
(c)    Each Committed Lender’s obligation shall be several, such that the failure of any Committed Lender to make available to the Borrower any funds in connection with any Loan shall not relieve any other Committed Lender of its obligation, if any, hereunder to make funds available on the date such Loans are requested (it being understood, that no Committed Lender shall be responsible for the failure of any other Committed Lender to make funds available to the Borrower in connection with any Loan hereunder).
(d)    The Borrower shall repay in full the outstanding Capital of each Lender on the Final Maturity Date. Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lenders to the extent required under Section 3.01 and otherwise in accordance with such Section 3.01 (subject to the priorities for payment set forth therein) by paying the amount of such prepayment to the Administrative Agent for distribution to the Lenders in accordance with Section 3.02. Notwithstanding the foregoing, the Borrower, in its discretion, shall have the right to make a prepayment, in whole or in part by payment in accordance with Section 3.02, of the outstanding Capital of the Lenders on any Business Day upon one (1) Business Day’s prior written notice thereof to the Administrative Agent and each Group Agent in the form of a Reduction Notice attached hereto as Exhibit B; provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of $1,000,000 and shall be an integral multiple of $100,000; provided, however that notwithstanding the foregoing, a prepayment may be in an amount necessary to reduce any Borrowing Base Deficit existing at such time to zero, and (ii) any accrued Interest and Fees and any associated Breakage Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date (to the extent such prepayment date is not a Settlement Date).
(e)    The Borrower may terminate the Facility Limit in whole or ratably reduce the Facility Limit in part, at any time upon at least (i) fifteen (15) days’ prior written notice in the case of a termination in whole or (ii) ten (10) days’ prior written notice in the case of a termination in part, in either case, to the Administrative Agent and each Group

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Agent. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $10,000,000 or integral multiples of $5,000,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than $100,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Committed Lender shall be ratably reduced.
(f)    In connection with any reduction of the Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (A) Capital of Lenders in each Group in excess of the Group Commitment of such Group and (B) all other outstanding Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts by the Administrative Agent, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding Borrower Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Lenders.
(g)    Provided that no Event of Termination or Unmatured Event of Termination has occurred and is continuing, the Borrower may from time to time advise the Administrative Agent and each Group Agent in writing of its desire to extend the Scheduled Termination Date for an additional 364 day period, provided that such request is made not more than one hundred twenty (120) days prior to, and not less than thirty (30) days prior to, the then current Scheduled Termination Date. The Administrative Agent and each Committed Lender (or its Group Agent on its behalf) shall notify the Borrower and the Administrative Agent in writing whether or not such Person is agreeable to such extension (it being understood that the Administrative Agent and the Committed Lenders may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than fifteen (15) days prior to the then current Scheduled Termination Date; provided, however, that if the Administrative Agent or any Committed Lender fails to so notify the Borrower and the Administrative Agent, the Administrative Agent or such Committed Lender, as the case may be, shall be deemed to have declined such extension. In the event that the Administrative Agent and one or more Committed Lenders have so notified the Borrower and the Administrative Agent in writing that they are agreeable to such extension, the Borrower, the Servicer, the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders shall enter into such documents as the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders may deem necessary or appropriate to effect such extension, and all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders in connection therewith (including Attorney Costs) shall be paid by the Borrower. In the event any Committed Lender declines such request to extend the Scheduled Termination Date or is deemed to have declined such extension, such Committed Lender’s Group shall be an “Exiting Group” for all purposes of this Agreement.
SECTION 2.03. Interest and Fees.
(a)    On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 3.01, pay to the Administrative Agent for distribution to each Group Agent, each Lender and the Administrative Agent, as applicable,

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certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the members of the applicable Group (or their Group Agent on their behalf) and/or the Administrative Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”).
(b)    Each Loan of each Lender and the Capital thereof shall accrue interest on each day when such Capital remains outstanding at the then applicable Interest Rate for such Loan. The Borrower shall pay all Interest, Fees and Breakage Fees accrued during each Interest Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 3.01.
(c)    For the avoidance of doubt, the Borrower’s obligation to pay all Fees and Interest hereunder when due shall not be contingent upon the receipt or availability of Collections.
(d)    In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
SECTION 2.04. Records of Loans. Each Group Agent shall record in its records, the date and amount of each Loan made by the Lenders in its Group hereunder, the Interest Rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 13.03(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay the Capital of each Lender, together with all Interest accruing thereon and all other Borrower Obligations.
ARTICLE III

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS
SECTION 3.01. Settlement Procedures.
(a)    The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, at any time when an Event of Termination has occurred and is continuing or the Administrative Agent is then exercising exclusive control or any other remedies with respect to any Lock-Box Account, and if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer (including pursuant to Section 8.04(d)) or the Borrower or received in any Lock-Box Account; provided, however, that so long as each of the conditions precedent set forth in Section 5.03 are satisfied on such date, the Servicer may release to the Borrower from such Collections (x) the amount (if any) necessary to pay the purchase price for Receivables

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purchased by the Borrower on such date in accordance with the terms of the Purchase and Sale Agreement or (y) amounts owing by the Borrower to an Originator under any Subordinated Note (each such release of Collections, a “Release”). On each Settlement Date, the Servicer (or, following its assumption of control of the Lock-Box Accounts, the Administrative Agent) shall, distribute Collections on all Pool Receivables in the following order of priority:
(i)    first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Servicer);
(ii)    second, to the Administrative Agent for distribution to each Lender and other Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest, Fees and Breakage Fees due to such Lender and other Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 4.03 and 12.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 4.03 and 12.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;
(iii)    third, as set forth in clause (x), (y) or (z) below, as applicable:
(x)    prior to the occurrence of the Termination Date, to the extent that a Borrowing Base Deficit exists on such date, to the Administrative Agent for distribution to the Lenders (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the prepayment of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0);
(y)    on and after the occurrence of the Termination Date, to the Administrative Agent for distribution to each Lender (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the prepayment in full of the aggregate outstanding Capital of such Lender at such time; or
(z)    prior to the occurrence of the Termination Date, at the election of the Borrower and in accordance with Section 2.02(d), to the Administrative Agent for distribution to each Lender in payment of all or any portion of the outstanding Capital of the Lenders at such time (ratably, based on the aggregate outstanding Capital of each Lender at such time);
(iv)    fourth, to the Administrative Agent for distribution to the Credit Parties that are then members of an Exiting Group (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to such Credit Parties;
(v)    fifth, to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties (ratably, based on the amount due and owing at such time), for the

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payment of all other Borrower Obligations then due and owing by the Borrower to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties; and
(vi)    sixth, the balance, if any, to be paid to, or at the direction of, the Borrower for its own account, including for the repayment of the Subordinated Notes.
(b)    Notwithstanding anything to the contrary set forth in this Section 4.01, the Administrative Agent shall have no obligation to distribute or pay any amount under this Section 4.01 except to the extent actually received by the Administrative Agent. All payments or distributions to be made by the Servicer, the Borrower and any other Person to the Lenders (or their respective related Affected Persons and the Borrower Indemnified Parties) hereunder shall be paid or distributed to the Administrative Agent for distribution to the related Group Agent at its Group Agent’s Account. Each Group Agent, upon its receipt in the applicable Group Agent’s Account of any such payments or distributions, shall distribute such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group ratably; provided that if such Group Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, such Group Agent shall pay such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person in such Group) among all such Persons in such Group entitled to payment thereof. Each Group Agent hereby covenants and agrees to provide timely and accurate responses to each of the Administrative Agent’s requests for information necessary for the Administrative Agent to make the allocations to the Lenders and other Credit Parties required to be made by the Administrative Agent hereunder, including the applicable account of each Lender and other Credit Party for which amounts should be distributed.
(c)    If and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to any Person any amount received by it or on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Credit Party, such Affected Person or such Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount.
(d)    For the purposes of this Section 3.01:
(i)    if on any day the Unpaid Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Borrower, any Originator, the Servicer, any other Agiliti Party or any Affiliate thereof, or any setoff, counterclaim or dispute between any Agiliti Party or any Affiliate thereof, and an Obligor, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall pay on the next Settlement Date (or following the occurrence of an Event of Termination or the Termination Date, within two (2) Business Days from the date of the event that giving rise to such deemed Collection) to a Lock-Box Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 3.01(a), an amount equal to (x) if such reduction occurs prior to the Termination Date and no Event of Termination or Unmatured Event of Termination has occurred and is continuing, the

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lesser of (I) the sum of all deemed Collections with respect to such reduction and (II) an amount necessary to eliminate any Borrowing Base Deficit that exists at such time or (y) if such reduction occurs on or after the Termination Date or at any time when an Event of Termination or Unmatured Event of Termination has occurred and is continuing, the sum of all deemed Collections with respect to such reduction;
(ii)    if on any day (A) any Pool Receivable ceases to be an Eligible Receivable due to the failure of the Administrative Agent to have a valid ownership or first priority perfected security interest in such Pool Receivable, free and clear of any Adverse Claim other than Permitted Adverse Claims or (B) any Pool Receivable that was included in the Net Pool Balance as an Eligible Receivable on such date fails to constitute an Eligible Receivable on such date, in either case, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall pay on the next Settlement Date (or following the occurrence of an Event of Termination or the Termination Date, within two (2) Business Days from the date of the event that giving rise to such deemed Collection) to a Lock-Box Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 3.01(a), an amount equal to (x) if such failure occurs prior to the Termination Date and no Event of Termination or Unmatured Event of Termination has occurred and is continuing, the lesser of (I) the sum of all deemed Collections with respect to such failure and (II) an amount necessary to eliminate any Borrowing Base Deficit that exists at such time or (y) if such failure occurs on or after the Termination Date or at any time when an Event of Termination or Unmatured Event of Termination has occurred and is continuing, the sum of all deemed Collections with respect to such failure (Collections deemed to have been received pursuant to this Section 3.01(d) are hereinafter sometimes referred to as “Deemed Collections”); and
(iii)    except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Pool Receivable shall be applied to the Pool Receivables of such Obligor in the order of the age of such Pool Receivables, starting with the oldest such Pool Receivable, unless such Obligor designates in writing its payment for application to specific Pool Receivables.
SECTION 3.02. Payments and Computations, Etc.
(a)    All amounts to be paid by the Borrower or the Servicer to the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party hereunder shall be paid no later than noon (New York City time) on the day when due in same day funds to the account so designated by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment (including because Collections are not available therefor), the Administrative Agent may assume that the Borrower has made or will make such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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(b)    Each of the Borrower and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.
(c)    All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.
ARTICLE IV

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST
SECTION 4.01. Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person;
(ii)    subject any Affected Person to any Taxes (except to the extent such Taxes are (A) Indemnified Taxes for which relief is sought under Section 4.03, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or value of Receivables or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Affected Person or any other condition, cost or expense (other than Taxes) (A) affecting the Collateral, this Agreement, any other Transaction Document, any Program Support Agreement, any Loan or any participation therein or (B) affecting its obligations or rights to make Loans;
and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent, a Group Agent or a Lender hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) making any Loan or funding or maintaining any Loan (or any portion thereof) or (C) maintaining its obligation to make any Loan or to fund or maintain any Loan (or any portion thereof), or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person (or its Group Agent), the Borrower shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.
(b)    Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected

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Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any other Transaction Document or any related Program Support Agreement, (C) the Loans made by such Affected Person, or (D) any Capital (or portion thereof), to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Group Agent), the Borrower will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge.
(c)    Certificates for Reimbursement. A certificate of an Affected Person (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 3.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.
(d)    Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Person pursuant to this Section 4.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Affected Person notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 4.02. Funding Losses.
(a)    The Borrower will pay each Lender all Breakage Fees.
(b)    A certificate of a Lender (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Lender, as specified in clause (a) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 3.01, pay such Lender the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate. Any Breakage Fees that are not paid on such first Settlement Date shall continue to be owing under this Agreement until paid in full.
(c)    In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Termination), (b) the conversion of any SOFR Loan other than on the last day of the

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Interest Period applicable thereto (including as a result of an Event of Termination), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 4.03. Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment to an Affected Person, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower and such Affiliate shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Affected Person receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.
(c)    Indemnification by the Borrower. The Borrower shall indemnify each Affected Person, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.03) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Taxes have been levied, imposed or assessed, and promptly upon notice by the Administrative Agent or any Affected Person (or its related Group Agent), the Borrower shall pay such Indemnified Taxes directly to the relevant taxing authority or Governmental Authority; provided that neither the Administrative Agent nor any Affected Person shall be under any obligation to provide any such notice to the Borrower. A certificate as to the amount of such payment or liability delivered to the Borrower by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender (other than the Conduit Lenders) shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons (but only to the extent that the

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Borrower and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Borrower, the Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons to comply with Section 13.03(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender (or its Group Agent) by the Administrative Agent shall be conclusive absent manifest error. Each Lender (other than the Conduit Lenders) hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).
(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any of its Affiliates to a Governmental Authority pursuant to this Section 4.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.03(f)(ii)(A), 4.03(f)(ii)(B) and 4.03(g)) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:
(A)    a Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

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(B)    any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, whichever of the following is applicable:
(1)    in the case of such a Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of Internal Revenue Service Form W-8ECI;
(3)    in the case of such a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable; or
(4)    to the extent such Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner.

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(C)    any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date such Lender becomes a Lender under this Agreement and from time to time upon the reasonable request of the Borrower or the Administrative Agent, executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(g)    Documentation Required by FATCA. If a payment made to an Affected Person under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with such Affected Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any fiscal or regulatory legislation, rules or practices adopted after the date of this Agreement pursuant to any intergovernmental agreement entered into in connection with FATCA.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.03 (including by the payment of additional amounts pursuant to this Section 4.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(i)    Survival. Each party’s obligations under this Section 4.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Borrower Obligations and the Servicer’s obligations hereunder.
(j)    Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 4.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
SECTION 4.04. Inability to Determine Rates; Change in Legality.
(a)    Subject to Section 4.08, if, on or prior to the first day of any Interest Period for any SOFR Loan:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof; or
(ii)    the Majority Group Agents determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to the applicable Lenders of making or maintaining such Loan, and the Majority Group Agents have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.
Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Majority Group Agents) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending Loan Request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such Loan Request into a request for a Loan of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 4.02. Subject to Section 4.08, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
(b)    If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined

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by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.02.
SECTION 4.05. Replacement of a Lender. If any Lender requests compensation under Section 4.01, or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.03 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 4.06, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.03), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.01 or Section 4.03) and obligations under this Agreement and the related Transaction Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(a)    such Lender shall have received payment of an amount equal to the outstanding Capital of its Loans, accrued Interest thereon, accrued Fees and all other amounts payable to it hereunder and under the other Transaction Documents (including any amounts under Section 4.02) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(b)    in the case of any such assignment resulting from a claim for compensation under Section 4.01 or payments required to be made pursuant to Section 4.03, such assignment will result in a reduction in such compensation or payments thereafter;
(c)    such assignment does not conflict with Applicable Law; and
(d)    the Borrower shall be permitted to replace any Lender which is the Administrative Agent or an Affiliate thereof only, if, in either case, the Administrative Agent is also replaced contemporaneously, pursuant to documents reasonably satisfactory to the Administrative Agent and the Administrative Agent has received payment of an amount equal to all amounts then due and payable to the Administrative Agent hereunder and under each of the other Transaction Document.

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    A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 4.06.Designation of a Different Lending Office. If a Lender requests compensation under Section 4.01, or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or Section 4.03, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
SECTION 4.07. Security Interest.
(a)    As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower undertakes to grant and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Borrower under the Purchase and Sale Agreement, (vi) all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC), (vii) all other personal and fixture property or assets of the Borrower of every kind and nature and (viii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.
(b)    The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC and all other Applicable Law. The Borrower hereby authorizes the Administrative Agent to file financing statements and any other applicable filings in any applicable jurisdiction describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.
SECTION 4.08. Benchmark Replacement Setting.

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(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the Majority Group Agents. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.08(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 4.08.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (a) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Loan, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a Loan Request for a borrowing of or conversion to a Base Rate Loan. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(f)    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
(g)    Certain Defined Terms. As used in this Section 4.08:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section 4.08.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section 4.08.

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“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor

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administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.08 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.08.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
ARTICLE V

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS
SECTION 5.01. Conditions Precedent to Effectiveness and the Initial Credit Extension. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions

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of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit H hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Borrower on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents.
SECTION 5.02. Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)    the Borrower shall have delivered to the Administrative Agent and each Group Agent a Loan Request for such Loan, in accordance with Section 2.02(a);
(b)    the Servicer shall have delivered to the Administrative Agent and each Group Agent all Information Packages and Weekly Reports required to be delivered hereunder;
(c)    the restrictions with respect to such Credit Extension specified in Section 2.01(a)(i) through (iv) shall not be violated;
(d)    on the date of such Credit Extension, the following statements shall be true and correct (and upon the occurrence of such Credit Extension the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)    the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)    no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Credit Extension;
(iii)    no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension;
(iv)    the Aggregate Capital does not exceed the Facility Limit; and
(v)    the Termination Date has not occurred.
SECTION 5.03. Conditions Precedent to All Releases. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)    after giving effect to such Release, the Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Fees, in each case, through the date of such Release, (y) the amount of any Borrowing Base Deficit and (z) the amount of all other accrued and unpaid Borrower Obligations (other than Capital) through the date of such Release;

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(b)    the Borrower shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the Borrower in accordance with the terms of the Purchase and Sale Agreement and amounts owing by the Borrower to an Originator under any Subordinated Note; and
(c)    on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)    the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)    no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Release;
(iii)    no Borrowing Base Deficit exists or would exist after giving effect to such Release; and
(iv)    the Termination Date has not occurred.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
SECTION 6.01. Representations and Warranties of the Borrower. The Borrower represents and warrants to each Credit Party, as of the Closing Date, on each Settlement Date, on the date of each Release and on the date of each Loan, as follows:
(a)    Organization and Good Standing. It has been duly and solely organized in, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and will be conducted as contemplated herein, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables.
(b)    Due Qualification. It is in good standing in the State of Delaware, and has obtained all necessary licenses, approvals and qualifications, if any, in connection with its execution and delivery of the Transaction Documents to which it is a party, the purchase of the Receivables pursuant to the Purchase and Sale Agreement and the performance by it of its obligations contemplated in the Transaction Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)    Power and Authority; Due Authorization. It (i) has all necessary limited liability company power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under the Transaction Documents to which it is a party, (C) acquire the Pool Receivables and Related Security pursuant to the Purchase and Sale Agreement and own, sell, pledge, hold, maintain,

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collect and service the Pool Receivables and Related Security and (D) grant a security interest in the Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party in any capacity and the grant of a security interest in the Collateral on the terms and conditions herein provided.
(d)    Valid Security; Binding Obligations. This Agreement creates a valid and continuing ownership or security interest in the Borrower’s right, title and interest in, to and under the Collateral, enforceable against creditors of, and purchasers from, the Borrower; and this Agreement constitutes, and each other Transaction Document to be signed by the Borrower when duly executed and delivered by it and, when executed and delivered by each other party thereto, will constitute a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)    No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Borrower is a party and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, (A) its certificate of formation or limited liability company agreement, as applicable, or (B) any indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim other than Permitted Adverse Claims upon any of the Borrower’s properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents, or (iii) violate any Applicable Law applicable to it or any of its properties if such violation of Applicable Law could reasonably be expected to have a Material Adverse Effect.
(f)    No Proceedings. There are no actions, suits, proceedings or investigations pending, or to its knowledge threatened in writing, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the grant of a security interest in any portion of the Collateral or the consummation of the purposes of this Agreement or of any other Transaction Document or (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Effect.
(g)    Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document to which it is a party, except (i) for the filing of the UCC financing statements referred to in Article V, all of which, at the time required in Article V, shall have been duly filed and shall be in full force and effect, (ii) for those that have been made or obtained and are in full force and effect or (iii) where the failure to obtain or make such approval, notice or filing could not reasonably be expected to have a Material Adverse Effect.
(h)    Litigation. No injunction, decree or other decision has been issued or made by any Governmental Authority against the Borrower or its properties.

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(i)    Use of Proceeds. The use of all funds obtained by the Borrower under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Federal Reserve Board.
(j)    Quality of Title. The Borrower has acquired, for fair consideration and reasonably equivalent value, all of the right, title and interest of the applicable Originator in each Pool Receivable and the Related Security. All Collateral is owned by Borrower free and clear of any Adverse Claim other than Permitted Adverse Claims. The Administrative Agent has acquired and maintains a valid ownership or first priority perfected security interest in the Collateral, free and clear of any Adverse Claim other than Permitted Adverse Claims. No financing statement or other instrument similar in effect covering any Collateral is on file in any recording office, except such as may be filed (i) in favor of the Borrower in accordance with any Transaction Document (and assigned to the Administrative Agent) or (ii) in favor of the Administrative Agent in accordance with this Agreement or any Transaction Document.
(k)    Accurate Reports. No Information Package, Interim Report or any other information, exhibit, financial statement, document, book, record or report (other than forward-looking information and information of a general economic nature or general industry nature) furnished or to be furnished by or on behalf of any Agiliti Party or any of their respective Affiliates to the Administrative Agent, any Group Agent, any Liquidity Provider or any other Secured Party in connection with the Collateral, this Agreement or the other Transaction Documents: (i) was or will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished; or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading. All forward-looking information furnished by or on behalf of any Agiliti Party have been prepared in good faith based on assumptions believed by such Agiliti Party to be reasonable at the time furnished.
(l)    UCC Details. The Borrower’s true legal name as registered in the sole jurisdiction in which it is organized, the jurisdiction of such organization, its federal employer identification number, if any, and the location of its chief executive office and principal place of business are specified in Schedule 6.01(l) and the offices where the Borrower keeps all its Records are located at the addresses specified in Schedule 6.01(l) (or at such other locations, notified to the Administrative Agent in accordance with Section 7.01(f)), in jurisdictions where all actions required under Section 8.06 have been taken and completed. Except as described in Schedule 6.01(l), the Borrower has no, and has never had any, trade names, fictitious names, assumed names or “doing business as” names and the Borrower has never changed the location of its chief executive office or its true legal name, identity or corporate structure. The Borrower is organized only in a single jurisdiction.
(m)    Lock-Box Accounts. The names and addresses of all of the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II.
(n)    Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Loan or on the date of any Information Package or Interim Report, in each case, constitutes an Eligible Receivable on such date.
(o)    [Reserved].

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(p)    Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
(q)    Adverse Change. Since the date of formation of the Borrower there has been no Material Adverse Effect with respect to the Borrower.
(r)    Credit and Collection Policy. It has engaged Servicer to service the Pool Receivables in accordance with the Credit and Collection Policy and all Applicable Law, and such policies have not changed since the Closing Date, except in accordance with this Agreement.
(s)    Compliance with Law. It has complied in all material respects with all Applicable Laws to which it may be subject.
(t)    Financial Information. All financial statements of the Borrower delivered to the Administrative Agent in accordance with Section 7.02(a) were prepared in accordance with GAAP in effect on such date such statements were prepared and fairly present in all material respects the financial position of the Borrower and its results of operations as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments), as applicable.
(u)    Investment Company Act. The Borrower is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.
(v)    Covered Fund. The Borrower is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”).  In determining that the Borrower is not a “covered fund” under the Volcker Rule, the Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act.
(w)    No Other Obligations. The Borrower does not have any outstanding Security of any kind, except (i) membership interests issued to Agiliti Financing in connection with its organization and (ii) the Subordinated Note and has not incurred, assumed, guaranteed or otherwise become directly or indirectly liable for, or in respect of, any Debt and no Person has any commitment or other arrangement to extend credit to the Borrower, in each case, other than as will occur in accordance with the Transaction Documents.
(x)    Representations and Warranties in Other Transactions Documents. The Borrower hereby makes for the benefit of the Administrative Agent and each Credit Party all of the representations and warranties it makes, in any capacity, in the other Transaction Documents to which it is a party as if such representations and warranties (together with the related and ancillary provisions) were set forth in full herein.
(y)    Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower pursuant to the Transaction Documents will have been (i) in payment of an obligation incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.

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(z)    Taxes. The Borrower (i) has timely filed all Tax returns required to be filed by it, and (ii) has paid, or caused to be paid, all Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
(aa)    Tax Status. The Borrower (A) is a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person and (B) is not an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The Borrower is not subject to any Tax in any jurisdiction outside the United States. There is no U.S. federal or state withholding Tax imposed on payments from Obligors on the Receivables (or such payments are grossed up for any such U.S. federal or state withholding Tax). The Borrower is not subject to any material Taxes imposed by a state or local taxing authority.
(bb)    Anti-Corruption Laws and Sanctions. None of (i) the Borrower, any Subsidiary thereof or of Agiliti, Inc., any Person that directly or indirectly Controls the Borrower, or any of their respective directors, officers or employees; or (ii) any Person acting on behalf of the Borrower or any Affiliate or Subsidiary thereof that will act in any capacity in connection with or benefit from this Agreement or any other Transaction Document, is a Sanctioned Person.
(cc)    Proceeds. No Loan or Release or use of proceeds thereof or any other transaction contemplated by this Agreement or any other Transaction Document will violate any Sanctions applicable to any Agiliti Party or any Credit Party.
(dd)    Solvency. The Borrower is Solvent.
(ee)    Opinions. The facts regarding each Agiliti Party, the Pool Receivables, the Related Security, the transactions contemplated by the Transaction Documents and the related matters set forth or assumed in each of the true sale and non-consolidation opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(ff)    Perfection Representations.
(i)    This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which (A) ownership or security interest has been perfected and is enforceable against creditors of and purchasers from the Borrower and (B) will be free of all Adverse Claims other than Permitted Adverse Claims in such Collateral.
(ii)    The Pool Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
(iii)    Prior to the sale of, or grant of security interest in, the Collateral hereunder, the Borrower owns and has good and marketable title to such Collateral free and clear of any Adverse Claim of any Person other than Permitted Adverse Claims. After giving effect to the sale of, or grant of security interest in, the Collateral hereunder, the Administrative Agent owns or has a first priority perfected security interest in the

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Collateral free and clear of any Adverse Claim of any Person other than Permitted Adverse Claims.
(iv)    All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) (A) the sale and contribution of the Receivables and Related Security from each Originator to the Borrower to the Purchase and Sale Agreement and (B) the Borrower’s sale of, and grant of a security interest in, the Collateral to the Administrative Agent pursuant to this Agreement.
(v)    Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any financing statements or other lien filing filed against the Borrower that include a description of collateral covering any portion of the Collateral other than any financing statement in favor of the Administrative Agent. The Borrower is not aware of any judgment lien or tax lien filing against the Borrower.
(gg)    The Lock-Box Accounts.
(i)    Nature of the Lock-Box Accounts. Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.
(ii)    Ownership. Each Lock-Box Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to each Lock-Box Account free and clear of any Adverse Claim.
(iii)    Perfection of Lock-Box Accounts. If such date of determination is on or after the Post-Closing Date, the Borrower has delivered to the Administrative Agent a fully executed Lock-Box Agreement relating to each Lock-Box Account, pursuant to which the applicable Lock-Box Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box Account without further consent by the Borrower, the Servicer, any Originator or any other Person. If such date of determination is on or after the Post-Closing Date, the Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Lock-Box Account.
(iv)    Instructions. None of the Lock-Box Accounts is in the name of any Person other than the Borrower or prior to the Post-Closing Date, an Originator. None of the Borrower, the Servicer or any Originator has consented to the applicable Lock-Box Bank complying with instructions of any Person other than the Administrative Agent. All Obligors have been instructed to make all payments in respect of the Pool Receivables to a Lock-Box Account.
(hh)    No Event of Termination. No event has occurred and is continuing and no condition exists, or would result from any Loan or any Release or from the application of proceeds therefrom, that constitutes or may reasonably be expected to constitute an Event of Termination or Unmatured Event of Termination.

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(ii)    Certification of Beneficial Owner and Other Additional Information.  The Borrower will promptly provide to the Administrative Agent and the Group Agents: (i) following any change that would result in a change to the status of the Borrower as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, a Certification of Beneficial Owner complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Administrative Agent and the Group Agents, and (ii) such other information and documentation (including an updated Certification of Beneficial Owner) as may reasonably be requested by the Administrative Agent or any Group Agent from time to time for purposes of compliance by the Administrative Agent or such Group Agent with Applicable Laws (including the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Group Agent to comply therewith.
SECTION 6.02. Representations and Warranties of the Servicer. The Servicer represents and warrants to each Credit Party, as of the Closing Date, on each Settlement Date, on the date of each Release and on the date of each Loan, as follows:
(a)    Organization and Good Standing. It has been duly organized and is validly existing as a corporation (or other business entity in the case of any successor of the Servicer) in good standing under the Applicable Laws of its jurisdiction of organization, with all power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.
(b)    Due Qualification. It is duly qualified to do business as a corporation in good standing, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Pool Receivables) requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals could not reasonably be expected to have a Material Adverse Effect.
(c)    Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under the Transaction Documents to which it is a party, and (C) service the Pool Receivables and Related Security in accordance with the provisions hereof and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the servicing of the Pool Receivables in accordance with the provisions hereof.
(d)    Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by it when duly executed and delivered by it and, when executed and delivered by each other party thereto, will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)    No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, its articles of incorporation or bylaws, as applicable, (ii) conflict with, result in any breach or (without notice or lapse of time or both) a default under any

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indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, if such conflict, breach or default could reasonably be expected to have a Material Adverse Effect, (iii) result in the creation or imposition of any Adverse Claim other than Permitted Adverse Claims upon any of its properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than as otherwise permitted by this Agreement or the other Transaction Documents, or (iv) violate any Applicable Law applicable to it or any of its properties if such violation of Applicable Law could reasonably be expected to have a Material Adverse Effect.
(f)    No Proceedings. There are no actions, suits, proceedings or investigations pending, or to its knowledge threatened in writing, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the servicing of the Receivables or the consummation of the purposes of this Agreement or of any of the other Transaction Documents or (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Effect.
(g)    Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document to which it is a party, except for those that have been made or obtained and are in full force and effect, except where the failure to obtain or make such approval, notice or filing could not reasonably be expected to have a Material Adverse Effect.
(h)    Financial Condition. The Servicer has furnished to the Administrative Agent the consolidated balance sheet and the related statements of operations, comprehensive income, shareholders’ equity and cash flows of the Parent as of and for the fiscal year ended December 31, 2022, reported on by its independent public accountants. All financial statements of the Parent and its consolidated Subsidiaries referenced above or delivered to the Administrative Agent pursuant to Section 7.02(a) were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition, business, and operations of the Parent and its consolidated Subsidiaries as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments). Since December 31, 2022, there has been no change in the business, property, operation or condition of the Parent and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.
(i)    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Servicer, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Agiliti Party or any of their Subsidiaries or against any of their properties that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(j)    Accurate Reports. No Information Package, Interim Report or any other information, exhibit, financial statement, document, book, record or report (other than forward-looking information and information of a general economic nature or general industry nature) furnished by any Agiliti Party or any of their respective Affiliates to the Administrative Agent, any Group Agent, any Liquidity Provider or any other Secured Party in connection with the Collateral, this Agreement or the other Transaction Documents: (i) was or

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will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading. All forward-looking information furnished by or on behalf of any Agiliti Party have been prepared in good faith based on assumptions believed by such Agiliti Party to be reasonable at the time furnished.
(k)    Lock-Box Accounts. The names and addresses of all of the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II.
(l)    Servicing Programs. No material license or approval is required for the Administrative Agent’s use of any software or other computer program used by Servicer, any Originator or any Sub-Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.
(m)    Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Loan or on the date of any Information Package or Interim Report, in each case, constitutes an Eligible Receivable on such date.
(n)    Credit and Collection Policy. It has complied with the Credit and Collection Policy in all material respects and such policies have not changed in any material respect since the Closing Date except as permitted under Sections 7.03(c) and 7.06(c).
(o)    Adverse Change. Since December 31, 2022, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect.
(p)    Compliance with Law. It has complied with all Applicable Law, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.
(q)    Investment Company Act. The Servicer is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.
(r)    ERISA. No ERISA Event has occurred, or is reasonably expected to occur, that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect.
(s)    Adverse Change in Receivables. Since December 31, 2022, other than through Collections received in the ordinary course of business, there has been no material adverse change in the value, validity, enforceability, collectability or payment of its Receivables or of all or a material portion of the Pool Receivables.
(t)    Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
(u)    Taxes. The Servicer (i) has timely filed all income and other material Tax returns required to be filed by it and (ii) has paid or caused to be paid all income and other material Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate

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proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
(v)    Subordinated Note. The Subordinated Note is owned directly by the Servicer for the benefit of the Originators, free and clear of any Adverse Claim other than any Adverse Claim in favor of the Credit Agreement Agent but only so long as the No Petition Agreement is in full force and effect and the Credit Agreement Agent is a party thereto.
(w)    Permitted Securitization. The facility established by this Agreement and the other Transaction Documents constitutes a “Qualified Securitization Financing” and the Borrower constitutes a “Securitization Subsidiary”, in each case, as defined in the Credit Agreement.
(x)    Solvency. The Servicer is Solvent.
(y)    Anti-Corruption Laws and Sanctions. None of (i) the Servicer, any Subsidiary thereof or of Agiliti, Inc., any Person that directly or indirectly Controls the Servicer, or any of their respective directors, officers or employees; or (ii) any Person acting on behalf of the Servicer or any Affiliate or Subsidiary thereof that will act in any capacity in connection with or benefit from this Agreement or any other Transaction Document, is a Sanctioned Person.
(z)    Proceeds. No Loan or Release or use of proceeds thereof or any other transaction contemplated by this Agreement or any other Transaction Document will violate any Sanctions applicable to any Agiliti Party or any Credit Party.
(aa)    Opinions. The facts regarding each Agiliti Party, the Pool Receivables, the Related Security, the transactions contemplated by the Transaction Documents and the related matters set forth or assumed in each of the true sale and non-consolidation opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(bb)    No Event of Termination. No event has occurred and is continuing and no condition exists, or would result from any Loan or any Release or from the application of proceeds therefrom, that constitutes or may reasonably be expected to constitute an Event of Termination or Unmatured Event of Termination.
(cc)    Tax Status. The Borrower (A) is a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person and (B) is not an association (or publicly traded partnership) taxable as an association for U.S. federal income tax purposes. The Borrower is not subject to any Tax in any jurisdiction outside the United States. There is no withholding Tax imposed on payments from Obligors on the Receivables (or such payments are grossed up for any such withholding Tax). The Borrower is not subject to any material Taxes imposed by a state or local taxing authority.
(dd)    No Other Obligations. Agiliti Financing does not have any outstanding Security of any kind, except membership interests issued to Agiliti in connection with its organization and has not incurred, assumed, guaranteed or otherwise become directly or indirectly liable for, or in respect of, any Debt and no Person has any commitment or other arrangement to extend credit to Agiliti Financing.

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(ee)    Solvency. Agiliti Financing is Solvent.
ARTICLE VII

COVENANTS
SECTION 7.01. Affirmative Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date, the Borrower shall, unless the Administrative Agent and the Majority Group Agents shall otherwise consent in writing:
(a)    Compliance with Laws, Etc. Comply in all material respects with all Applicable Laws with respect to it, the Pool Receivables and each of the related Contracts.
(b)    Preservation of Existence. Preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral, except where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges or to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)    Inspections. (i) From time to time, upon reasonable notice and during regular business hours permit each Group Agent, the Administrative Agent or any of their respective agents or representatives including certified public accountants or other auditors or consultants acceptable to the Administrative Agent or such Group Agent, as applicable (at the sole cost and expense of the Borrower), (A) to examine and make copies of and abstracts from all Records of the Agiliti Parties, regardless of whether in the possession or under the control of the Borrower or its Affiliates or agents, and (B) to visit the offices and properties of the Borrower or its agents for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Pool Receivables or the Borrower’s performance hereunder with any of the officers or employees of the Borrower or its Affiliates having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time on request of the Administrative Agent upon reasonable notice and during regular business hours, permit certified public accountants or other consultants or auditors acceptable to the Administrative Agent to conduct, at the Borrower’s expense, a review of the Borrower’s books and records relating to Pool Receivables, the Collateral; provided that, unless an Event of Termination shall have occurred and be continuing at the time any such audit/inspection is requested, the Borrower shall only be required to reimburse any Person for costs and expenses related to one such audit/inspections during any calendar year.
(d)    Keeping of Records and Books of Account; Delivery; Location of Records. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures, and keep and maintain, or cause to be kept and maintained (or transferred to Servicer), all documents, books, records and other information necessary or advisable for the collection of all Pool Receivables and Related Security (including records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable received, made or otherwise processed on that day). At any time during the continuation of an Event of Termination, upon request of the Administrative Agent, deliver or cause the Servicer to deliver the originals of all Contracts to the Administrative Agent or its designee, together with

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electronic and other files applicable thereto, and other Records necessary to enforce the related Receivable against any Obligor thereof.
(e)    Performance and Compliance with Pool Receivables and Contracts. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts and the Pool Receivables, unless an Originator or the Borrower makes a Deemed Collection in respect of the entire Unpaid Balance thereof in accordance with Section 3.2 of the Purchase and Sale Agreement.
(f)    Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its Records (and all original documents relating thereto), at the address(es) of the Borrower referred to in Section 6.01(l) or, upon ten (10) days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 8.06 shall have been taken and completed.
(g)    Credit and Collection Policy. Cause the Servicer to service the Pool Receivables in accordance with the Credit and Collection Policy in all material respects and not agree to any material changes thereto except as permitted under Sections 7.03(c) and 7.06(c).
(h)    Collections. Instruct or cause the Servicer to instruct all Obligors to cause all Collections of Pool Receivables and the Related Security to be deposited directly in a Lock-Box Account that, if such date of determination is on or after the Post-Closing Date, is covered by an effective Lock-Box Agreement. In the event the Borrower, any Agiliti Party or any of their Affiliates receives any Collections, the Borrower (or the Servicer on its behalf) will directly deposit (or cause to be directly deposited) such Collections in a Lock-Box Account that, if such date of determination is on or after the Post-Closing Date, is covered by an effective Lock-Box Agreement within two (2) Business Days of such receipt thereof. If an Event of Termination or a Notice Event occurs at any time prior to the Post-Closing Date, the Borrower shall promptly remit (or cause to be promptly remitted) to a Lock-Box Account that is covered by an effective Lock-Box Agreement or the Administrative Agent (or as otherwise directed by the Administrative Agent at such time) all Collections on Pool Receivables and the Related Security received by any Agiliti Party or any of their Affiliates other than in a Lock-Box Account that is covered by an effective Lock-Box Agreement. In the event that any funds other than Collections are deposited into any Lock-Box Account, the Borrower (or the Servicer on its behalf) shall within two (2) Business Days of receipt thereof identify and transfer such funds out of such Lock-Box Account. The Borrower shall (or shall cause the Servicer on its behalf to) at all times maintain or cause to be maintained such documents, books, records and other information necessary or advisable to (i) on a daily basis identify Collections of Pool Receivables received from time to time and (ii) segregate within two (2) Business Days, Collections of Pool Receivables from property of the Servicer, the Originators, each other Agiliti Party and their respective Affiliates other than the Borrower. The Borrower shall (or shall cause the Servicer on its behalf to) ensure that no disbursements are made from any Lock-Box Account, other than such disbursements that are made at the direction and for the account of the Borrower.
(i)    Right and Title. Hold all right, title and interest in each Pool Receivable, except to the extent that any such right, title or interest has been transferred or granted to the Administrative Agent (on behalf of the Secured Parties).

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(j)    Transaction Documents. Comply in all material respects with each of its covenants and agreements under each Transaction Document to which it is a party in any capacity and its certificate of formation and limited liability company agreement.
(k)    Enforcement of Purchase and Sale Agreement. On its own behalf and on behalf of the Credit Parties and the Administrative Agent, (x) promptly enforce all covenants and obligations of each Originator contained in the Purchase and Sale Agreement and (y) deliver to the Administrative Agent all consents, approvals, directions, notices and waivers and take other actions under the Purchase and Sale Agreement as may be reasonably directed by the Administrative Agent.
(l)    Filing of Financing Statements; Etc. On the date hereof, the Borrower authorizes the Administrative Agent to cause the financing statements and other lien filings described in Section 5.01 to be duly filed in the appropriate jurisdictions.
(m)    Anti-Corruption Laws. None of: (i) the Borrower, any Subsidiary or Affiliate thereof, or any of their respective directors, officers or employees; or (ii) any Person acting on behalf of the Borrower or any Subsidiary or Affiliate thereof, shall directly or indirectly use all or any part of the proceeds of any Loan or Release for any purpose that would breach any Anti-Corruption Laws.
(n)    Policies and Procedures. Agiliti, Inc. has instituted with respect to itself and its Subsidiaries, including the Borrower, and the Borrower (or the Servicer on the Borrower’s behalf) will continue to maintain and enforce, adequate policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws and Sanctions.
(o)    Taxes. The Borrower (i) shall timely file all federal and other material Tax returns required to be filed by it, and (ii) shall pay, or cause to be paid, all Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
(p)    Federal Assignment of Claims Act; Etc. If requested by the Administrative Agent during the existence of an Event of Termination, the Borrower shall prepare and make any filings under the Federal Assignment of Claims Act (or any other similar Applicable Law), as directed by the Administrative Agent, with respect to Receivables from Obligors that are Governmental Authorities, that are necessary or desirable in order for the Administrative Agent to enforce such Receivable against the Obligor thereof.
SECTION 7.02. Reporting Requirements of the Borrower. From the date hereof until the Final Payout Date, the Borrower shall furnish or cause to be furnished to the Administrative Agent and each Group Agent each of the following:
(a)    Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, copies of the unaudited annual income statement and balance sheet of the Borrower, prepared in conformity with GAAP, duly certified by a Financial Officer of the Borrower with respect to such fiscal year.
(b)    Information Packages and Weekly Reports. (i) As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package signed by the Servicer and for the most recently completed Settlement

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Period and (ii) if a Level I Ratings Event has occurred and is continuing and the Administrative Agent has provided notice to the Borrower to commence weekly reporting, a Weekly Report not later than the second Business Day of each calendar week, that has been signed by the Servicer and as of the most recently completed calendar week; provided, that the Administrative Agent may modify, in any reasonable respect, the information required to be provided by Servicer in, or the form of, the Information Package or any Interim Report upon reasonable prior notice to the Borrower.
(c)    Events of Termination. Notice of the occurrence of any Event of Termination or Unmatured Event of Termination, accompanied by a written statement of a Responsible Officer of the Borrower setting forth details of such event and the action that the Borrower proposes to take with respect thereto, such notice to be provided promptly (but not later than two (2) Business Days) after the Borrower obtains knowledge of any such event.
(d)    Litigation. Promptly, and in any event within two (2) Business Days after the Borrower obtains knowledge thereof, notice of any litigation, investigation or proceeding (including a contingency thereof) initiated against any Agiliti Party which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(e)    Agreed Upon Procedures Report. Not later than the last day of each calendar year of the Servicer (at the sole cost and expense of the Borrower), a report of an accounting firm or consulting firm reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Group Agent and setting forth the results of such firm’s performance of agreed upon procedures with respect to the performance of the Servicer for the prior calendar year. The scope of the above agreed upon procedures report or other reports shall be as reasonably requested by the Administrative Agent or any Group Agent.
(f)    Change in Credit and Collection Policy or Business. At least thirty (30) days prior to (i) the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy then in effect and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment could reasonably be expected to materially and adversely affect the collectability of the Pool Receivables or decrease the credit quality of any newly created Pool Receivables, requesting the Administrative Agent’s and the Majority Group Agent’s consent thereto and (ii) any change in the character of the Borrower’s business, a written notice indicating such change and requesting the Administrative Agent’s and the Majority Group Agent’s consent thereto.
(g)    Change in Accountants or Accounting Policy. Promptly notify the Administrative Agent and each Group Agent of any change in (i) the external accountants of the Borrower, the Servicer, the Performance Guarantor or any Originator or (ii) any material accounting policy of the Borrower or any Originator (it being understood that any change to the manner in which the Borrower or any Originator accounts for the Pool Receivables or the transactions contemplated under the Transaction Documents shall be deemed “material” for such purpose).
(h)    Other Information. Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of the Borrower or any other Agiliti Party as the Administrative Agent or any Group Agent may from time to time reasonably request in order to protect the interests of the

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Administrative Agent or any Credit Party under or as contemplated by this Agreement or any other Transaction Document or to comply with any Applicable Law or any Governmental Authority.
(i)    Notices Under Purchase and Sale Agreement. A copy of each notice received by the Borrower from an Originator pursuant to any provision of the Purchase and Sale Agreement.
(j)    Purchase and Sale Agreement. The occurrence of a Purchase and Sale Termination Event under the Purchase and Sale Agreement.
(k)    Agreed Upon Procedures. In addition, the Borrower shall cooperate with the Servicer and the designated accountants or consultants for each annual agreed upon procedures report required pursuant to Sections 7.02(e) and 7.05(g).
(l)    Certification of Beneficial Owner and Other Additional Information.  The Borrower will promptly provide to the Administrative Agent and the Lenders: (i) following any change that would result in a change to the status of the Borrower as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, a Certification of Beneficial Owner complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Administrative Agent and the Lenders, and (ii) such other information and documentation (including an updated Certification of Beneficial Owner) as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with Applicable Laws (including the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.
SECTION 7.03. Negative Covenants of the Borrower. From the Closing Date until the Final Payout Date, the Borrower shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, do or permit to occur any act or circumstance which it has covenanted not to do or permit to occur in any Transaction Document to which it is a party in any capacity, or:
(a)    Sales, Adverse Claims, Etc. Except as otherwise expressly provided herein or in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim, other than Permitted Adverse Claims, upon or with respect to, any of its assets, including any Pool Receivable, any Related Security or any proceeds of any of the foregoing, or any interest therein, or any Lock-Box Account to which any Collections of any of the foregoing are sent, or any right to receive income or proceeds from or in respect of any of the foregoing or purport to do any of the foregoing.
(b)    Extension or Amendment of Receivables. Except as permitted under Section 8.02(a), extend, amend or otherwise modify the payment terms of any Pool Receivable or amend, modify or waive any payment term or condition of any related Contract, in each case unless a corresponding Deemed Collection payment in respect of the related Pool Receivable is made, in full, in connection therewith.
(c)    Change in Credit and Collection Policy, Transaction Documents. (i) Make or consent to any change in, or waive any of the provisions of, the Credit and Collection Policies that could reasonably be expected to materially and adversely affect the collectability

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of the Pool Receivables or decrease the credit quality of any newly created Pool Receivables or otherwise make any material change thereto without the prior written consent of the Administrative Agent and the Majority Group Agents, (ii) make any change in the character of its business or amend, waive or otherwise modify its limited liability company agreement or certificate of formation without the prior written consent of the Administrative Agent and the Majority Group Agents or (iii) amend, waive or otherwise modify any other Transaction Document to which the Borrower is a party or consent to any amendment, waiver or modification of any Transaction Document, in each case, without the prior written consent of the Administrative Agent and the Majority Group Agents.
(d)    Change in Lock-Box Banks. (i) Add any bank or lock-box account not listed on Schedule II as a Lock-Box Bank or Lock-Box Account unless the Administrative Agent shall have previously approved and received duly executed copies of all Lock-Box Agreements and/or amendments thereto covering each such new bank and lock-box account, (ii) terminate any Lock-Box Bank, Lock-Box Agreement or related Lock-Box Account without the prior written consent of the Administrative Agent and, in each case, only if all of the payments from Obligors that were being sent to such Lock-Box Bank or Lock-Box Account will, upon termination of such Lock-Box Bank or Lock-Box Account and at all times thereafter, be deposited in a Lock-Box Account with a Lock-Box Bank covered by a Lock-Box Agreement or (iii) amend, supplement or otherwise modify any Lock-Box Agreement without the prior written consent of the Administrative Agent and the Majority Group Agent.
(e)    Subsidiaries. Without the prior written consent of the Administrative Agent and the Majority Group Agents, have any Subsidiaries.
(f)    Deposits to Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collection or proceeds thereof to any deposit account or lock-box account (or related lock-box, if applicable) other than a Lock-Box Account that if such date of determination is on or after the Post-Closing Date, is covered by a Lock-Box Agreement.
(g)    Debt and Business Activity. (i) Incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or other obligation, (ii) purchase any asset, (iii) make any investment by share purchase loan or otherwise or (iv) engage in any other activity (whether or not pursued for gain or other pecuniary advantage), in any case, other than as will occur in accordance with this Agreement or the other Transaction Documents and as is permitted by its certificate of formation and limited liability company agreement.
(h)    Name Change, Mergers, Acquisitions, Sales, etc. Without the prior written consent of the Administrative Agent and the Majority Group Agents, (i) change its jurisdiction of organization or its name, identity or corporate structure or create any divisions, (ii) merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or (iii) make any other change such that any financing statement or other lien filing filed or other action taken to perfect Administrative Agent’s interests under this Agreement would become seriously misleading or would otherwise be rendered ineffective. The Borrower shall not amend or otherwise modify or waive its limited liability company agreement or certificate of formation or any provision thereof without the prior written consent of the Administrative Agent and the Majority Group Agents. Borrower shall at all times maintain its jurisdiction of organization in the State of Delaware.

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(i)    Actions Impairing Quality of Title. Take any action that could cause any Pool Receivable, together with the Related Security, not to be owned by it free and clear of any Adverse Claim other than Permitted Adverse Claims; or take any action that could reasonably be expected to cause the Administrative Agent not to have a valid ownership interest or first priority perfected security interest in the Pool Receivables, Lock-Box Accounts and, to the extent such security interest can be perfected by filing a financing statement or the execution of a Lock-Box Agreement, any Related Security (or any portion thereof) and all cash proceeds of any of the foregoing, in each case, free and clear of any Adverse Claim other than Permitted Adverse Claims; or suffer the existence of any financing statement or other instrument similar in effect covering any Pool Receivable on file in any recording office except such as may be filed (i) in favor of the Borrower in accordance with any Transaction Document or (ii) in favor of Administrative Agent in accordance with this Agreement or any Transaction Document.
(j)    Net Worth. Permit Borrower’s Net Worth (as calculated in accordance with GAAP consistently applied), at any time, to be less than the Required Capital Amount.
(k)    Actions by Originators. Notwithstanding anything to the contrary set forth in the Purchase and Sale Agreement, the Borrower will not consent to (i) any change or removal of any notation required to be made by any Originator pursuant to Section 3.3 of the Purchase and Sale Agreement, or (ii) any waiver of or departure from any term set forth in Article V of the Purchase and Sale Agreement, in each case without the prior written consent of the Administrative Agent.
(l)    Commingling. The Borrower (or the Servicer on their behalf) will, and will cause each Originator to, at all times, use commercially reasonable efforts to ensure that no funds are deposited into any Lock-Box Account other than Collections on Pool Receivables.
(m)    Borrower’s Tax Status. The Borrower will remain a wholly-owned subsidiary of a U.S. Person. The Borrower will not (A) be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person for U.S. federal income tax purposes or (B) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Borrower shall not become subject to any Tax in any jurisdiction outside the United States. The Borrower shall ensure that there will be no U.S. federal or state withholding Tax imposed on payments from Obligors on the Receivables (or such payments will be grossed up for any such U.S. federal or state withholding Tax). The Borrower will not become subject to any material Taxes imposed by a state or local taxing authority.
(n)    Sanctions. The Borrower shall not, and will ensure that its Subsidiaries and Affiliates and their respective directors, officers, employees, agents, and joint venture partners shall not: (i) use, directly or indirectly, all or any part of the proceeds of any Loan or Release for the purpose of funding, financing, or facilitating any activities, business or transaction of any Sanctioned Person or in any country or territory that is the target of comprehensive Sanctions, or in any other manner that would result in violation of Sanctions applicable to any Agiliti Party or any Credit Party; or (ii) fund, directly or indirectly, all or part of any repayment under this Agreement out of proceeds derived from dealings with or property of a Sanctioned Person.

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SECTION 7.04. Affirmative Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date, the Servicer shall, unless the Administrative Agent and the Majority Group Agents shall otherwise consent in writing:
(a)    Compliance with Laws, Etc. Comply with all Applicable Laws with respect to it, the Pool Receivables, the related Contracts and the servicing and collection thereof, except to the extent such non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Preservation of Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction except where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges or to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)    Inspections. (i) From time to time, upon reasonable notice and during regular business hours, permit each Group Agent, the Administrative Agent or any of their respective agents or representatives including certified public accountants or other auditors or consultants acceptable to the Administrative Agent or such Group Agent, as applicable (at the sole cost and expense of the Servicer), (A) to examine and make copies of and abstracts from all Records of the Agiliti Parties, regardless of whether in the possession or under the control of the Servicer or its Affiliates or agents, and (B) to visit the offices and properties of the Servicer or its agents for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Pool Receivables or the Servicer’s performance hereunder with any of the officers or employees of the Servicer or its Affiliates having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time on request of the Administrative Agent with reasonable notice and during regular business hours, permit certified public accountants or other consultants or auditors acceptable to the Administrative Agent to conduct, at the Servicer’s expense, a review of the Borrower’s books and records relating to Pool Receivables, the Collateral; provided that, unless an Event of Termination shall have occurred and be continuing at the time any such audit/inspection is requested, Servicer shall only be required to reimburse any Person for costs and expenses related to one such audit/inspections during any calendar year. If a Level II Ratings Event has occurred and is continuing, the Administrative Agent may appoint a third party to monitor the servicing of the Pool Receivables, including the disposition of Collections received in the Lock-Box Accounts.
(d)    Keeping of Records and Books of Account; Delivery. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures, and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information necessary or advisable for the collection of all Pool Receivables and Related Security (including records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable received, made or otherwise processed on that day). At any time during the continuation of an Event of Termination, upon request of the Administrative Agent, deliver the originals of all Contracts to the Administrative Agent or its designee, together with electronic and other files applicable thereto, and other Records necessary to enforce the related Receivable against any Obligor thereof.
(e)    Performance and Compliance with Pool Receivables and Contracts. At its expense, timely and fully perform and comply in all material respects with all provisions,

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covenants and other promises required to be observed by it under the Contracts and the Pool Receivables, unless, with respect to a Pool Receivable, a Deemed Collection occurs in respect of the entire Unpaid Balance thereof in accordance with Section 3.2 of the Purchase and Sale Agreement.
(f)    Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its Records (and all original documents relating thereto), at the address(es) of the Servicer referred to in Schedule 7.04(f) or, upon ten (10) days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 8.06 shall have been taken and completed.
(g)    Credit and Collection Policy. Comply in all material respects with the applicable Credit and Collection Policy in regard to each Pool Receivable and the other Related Security, the related Contract and the servicing and collection thereof.
(h)    Collections. Instruct all Obligors to cause all Collections of Pool Receivables and the Related Security to be deposited directly in a Lock-Box Account that, if such date of determination is on or after the Post-Closing Date, is covered by an effective Lock-Box Agreement. The Servicer shall take commercially reasonable action to ensure that Collections of Pool Receivables and the Related Security are deposited by the related Obligor directly in a Lock-Box Account. In the event the Servicer, any Agiliti Party or any of their Affiliates receives any Collections, the Servicer will directly deposit (or cause to be directly deposited) such Collections in a Lock-Box Account that, if such date of determination is on or after the Post-Closing Date, is covered by an effective Lock-Box Agreement within two (2) Business Days of such receipt thereof. If an Event of Termination or a Notice Event occurs at any time prior to the Post-Closing Date, the Servicer shall promptly remit (or cause to be promptly remitted) to a Lock-Box Account that is covered by an effective Lock-Box Agreement or to the Administrative Agent (or as otherwise directed by the Administrative Agent at such time) all Collections on Pool Receivables and the Related Security received by any Agiliti Party or any of their Affiliates other than in a Lock-Box Account that is covered by an effective Lock-Box Agreement. In the event that any funds other than Collections are deposited into any Lock-Box Account, the Servicer shall within two (2) Business Days of receipt thereof identify and transfer such funds out of such Lock-Box Account. The Servicer shall at all times maintain or cause to be maintained such documents, books, records and other information necessary or advisable to (i) on a daily basis identify Collections of Pool Receivables received from time to time and (ii) segregate within two (2) Business Days, Collections of Pool Receivables from property of the Servicer, the Originators, each other Agiliti Party and their respective Affiliates other than the Borrower. The Servicer shall ensure that no disbursements are made from any Lock-Box Account, other than such disbursements that are made at the direction and for the account of the Borrower.
(i)    Transaction Documents. Comply in all material respects with each of its covenants and agreements under each Transaction Document to which it is a party in any capacity.
(j)    Frequency of Billing. Prepare and deliver (or cause to be prepared and delivered) invoices with respect to each Pool Receivable in accordance with the Credit and Collection Policy, but in any event no less frequently than as required under the Contract related to such Pool Receivable.
(k)    Insurance. Maintain or cause to be maintained, with insurance companies that the Servicer believes (in good faith judgment of the management of the

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Servicer) are financially sound and reputable insurers at the time the relevant coverage is placed or renewed, insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Servicer and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(l)    Maintenance of Assets. Maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all tangible property reasonably necessary to the normal conduct of business of the Servicer and its Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.
(m)    Anti-Corruption Laws. None of: (i) the Servicer, any Subsidiary or Affiliate thereof, or any of their respective directors, officers or employees; or (ii) any Person acting on behalf of the Servicer or any Subsidiary or Affiliate thereof, shall directly or indirectly use all or any part of the proceeds of any Loan or Release for any purpose that would breach any Anti-Corruption Laws.
(n)    Policies and Procedures. Agiliti, Inc. has instituted with respect to itself and its Subsidiaries, including the Servicer, and the Servicer will continue to maintain and enforce, adequate policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws and Sanctions.
(o)    Federal Assignment of Claims Act; Etc. If requested by the Administrative Agent during the existence of an Event of Termination, the Servicer shall prepare and make any filings under the Federal Assignment of Claims Act (or any other similar Applicable Law), as directed by the Administrative Agent, with respect to Receivables from Obligors that are Governmental Authorities, that are necessary or desirable in order for the Administrative Agent to enforce such Receivable against the Obligor thereof.
(p)    Taxes. The Servicer will (i) timely file all income and other material Tax returns required to be filed by it and (ii) pay, or cause to be paid, all income and other material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
SECTION 7.05. Reporting Requirements of the Servicer. From the date hereof until the Final Payout Date, the Servicer shall furnish to the Administrative Agent and each Group Agent each of the following:
(a) (i)    Quarterly Financial Statements. As soon as available, and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of Agiliti (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such quarterly accounting period), the consolidated balance

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sheet of Agiliti as at the end of such fiscal quarter and the related consolidated statements of income and cash flows of Agiliti for such fiscal quarter and, for the period from the beginning of the then current fiscal year to the end of such fiscal quarter setting forth in each case, in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto, subject to the absence of footnotes, normal audit and year-end adjustments and the effects of acquisition accounting.
(ii)    Annual Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year), (i) the consolidated balance sheet of Agiliti as at the end of such fiscal year and the related consolidated statements of income and cash flows of Agiliti for such fiscal year, and setting forth in each case in comparative form the corresponding figures for the previous fiscal year, in reasonable detail, together with a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (except for qualifications pertaining to impending debt maturities occurring within 12 months of such audit or a breach or anticipated breach of financial covenants), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Agiliti as at the dates indicated and the results of its consolidated operations and cash flows for the periods indicated in conformity with GAAP.
(iii)    Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit G signed by a Financial Officer of Parent and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
(iv)    Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (a) shall be deemed to have been furnished to each of the Administrative Agent and each Group Agent on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov.
(b)    Financial Statements and Other Information. The Servicer will furnish to the Administrative Agent and each Group Agent:
(i)    promptly after the sending thereof, copies of all proxy statements, financial statements and regular and special reports which Agiliti sends to its stockholders;
(ii)    promptly upon its receipt of any material notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Borrower, the Administrative Agent or any Group Agent, copies of the same;
(iii)    promptly following a request therefor, any documentation or other information (including with respect to any Agiliti Party) that the Administrative Agent or

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any Group Agent reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;
(iv)    from time to time such further information regarding the business, affairs and financial condition of the Agiliti Parties as the Administrative Agent or any Group Agent shall reasonably request; and
(v)    notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (b) shall be deemed to have been furnished to each of the Administrative Agent and each Group Agent on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov.
(c)    Information Packages and Weekly Reports. (i) As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package signed by the Servicer and for the most recently completed Settlement Period and (ii) if a Level I Ratings Event has occurred and is continuing and the Administrative Agent has provided notice to the Servicer to commence weekly reporting, a Weekly Report not later than the second Business Day of each calendar week, that has been signed by the Servicer and as of the most recently completed calendar week; provided, that the Administrative Agent may modify, in any reasonable respect, the information required to be provided by Servicer in, or the form of, the Information Package or any Interim Report upon reasonable prior notice to the Servicer.
(d)    ERISA. Notice of the occurrence of any ERISA Event that, individually or together with all ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof.
(e)    Notice of Certain Events. Notice of the occurrence of any Event of Termination or Unmatured Event of Termination, or the occurrence of any event of default or similar event under the Credit Agreement, in each case, accompanied by a written statement of a Responsible Officer of the Servicer setting forth details of such event and the action that the Servicer proposes to take with respect thereto, such notice to be provided promptly (but not later than two (2) Business Days) after the Servicer obtains knowledge of any such event.
(f)    Litigation. Promptly, and in any event within two (2) Business Days after the Servicer obtains knowledge thereof, notice of any litigation, investigation or proceeding (including a contingency thereof) initiated against any Agiliti Party which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(g)    Agreed Upon Procedures Report. Not later than the last day of each calendar year of the Servicer (at the sole cost and expense of the Servicer), a report of an accounting firm or consulting firm reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Group Agent and setting forth the results of such firm’s performance of agreed upon procedures with respect to the performance of the Servicer for the prior calendar year. The scope of the above agreed upon procedures report or other reports shall be as reasonably requested by the Administrative Agent or any Group Agent.

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(h)    Change in Credit and Collection Policy or Business. At least thirty (30) days prior to (i) the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy then in effect and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment could reasonably be expected to materially and adversely affect the collectability of the Pool Receivables or decrease the credit quality of any newly created Receivables, requesting the Administrative Agent’s and the Majority Group Agent’s consent thereto and (ii) any change in the character of the Servicer’s business that has or could reasonably be expected to materially and adversely affect the ability of the Servicer to perform its obligations hereunder or that would prevent the Servicer from conducting its business operations relating to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents, a written notice indicating such change and requesting the Administrative Agent’s and the Majority Group Agent’s consent thereto. The Servicer will not make any change in the character of Agiliti Financing’s business or amend, waive or otherwise modify Agiliti Financing’s limited liability company agreement or certificate of formation without the prior written consent of the Administrative Agent and the Majority Group Agents.
(i)    Change in Accountants or Accounting Policy. Promptly notify the Administrative Agent and each Group Agent of any change in (i) the external accountants of the Borrower, the Servicer, the Performance Guarantor or any Originator or (ii) any material accounting policy of the Borrower or any Originator (it being understood that any change to the manner in which the Borrower or any Originator accounts for the Pool Receivables or the transactions contemplated under the Transaction Documents shall be deemed “material” for such purpose).
(j)    Other Information. Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of the Servicer or any other Agiliti Party as the Administrative Agent or any Group Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or any Credit Party under or as contemplated by this Agreement or any other Transaction Document or to comply with any Applicable Law or any Governmental Authority.
(k)    Servicing Programs. If the Servicer is not Agiliti (or an Affiliate of Agiliti) or if any Event of Termination has occurred and is continuing and a license or approval is required for the Administrative Agent’s or such successor Servicer’s use of any software or other computer program used by Agiliti in the servicing of the Receivables, then at the request of the Administrative Agent or a successor servicer, Agiliti shall at its own expense, use commercially reasonable efforts to arrange for the Administrative Agent or such successor Servicer to receive any such required license or approval.
SECTION 7.06. Negative Covenants of the Servicer. From the Closing Date until the Final Payout Date, the Servicer shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, do or permit to occur any act or circumstance which it (in its capacity as Servicer) has covenanted not to do or permit to occur in any Transaction Document to which it is a party in any capacity, or:
(a)    Interference. Take any action that would cause the Borrower or any Originator to breach any of its representations, undertakings, obligations or covenants under any of the Transaction Documents.

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(b)    Extension or Amendment of Receivables. Except as permitted under Section 8.02(a), extend, amend or otherwise modify the payment terms of any Pool Receivable or amend, modify or waive any payment term or condition of any related Contract, in each case unless a corresponding Deemed Collection payment in respect of the related Pool Receivable is made, in full, in connection therewith.
(c)    Change in Credit and Collection Policy, Business or Organizational Documents. (i) Make or consent to any change in, or waive any of the provisions of, the Credit and Collection Policies that could reasonably be expected to materially and adversely affect the collectability of the Pool Receivables or decrease the credit quality of any newly created Pool Receivables or otherwise make any material change thereto without the prior written consent of the Administrative Agent and the Majority Group Agents, (ii) make any change in the character of the Servicer’s business that has or could reasonably be expected to materially and adversely affect the ability of the Servicer to perform its obligations hereunder or that would prevent the Servicer from conducting its business operations relating to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents, without the prior written consent of the Administrative Agent and the Majority Group Agents or (iii) amend, waive or otherwise modify any other Transaction Document to which it is a party, in any capacity, or consent to any amendment, waiver or modification of any Transaction Document, in each case, without the prior written consent of the Administrative Agent and the Majority Group Agents.
(d)    Change in Lock-Box Banks. (i) Add any bank or lock-box account not listed on Schedule II as a Lock-Box Bank or Lock-Box Account unless the Administrative Agent shall have previously approved and received duly executed copies of all Lock-Box Agreements and/or amendments thereto covering each such new bank and lock-box account, (ii) terminate any Lock-Box Bank, Lock-Box Agreement or related Lock-Box Account without the prior written consent of the Administrative Agent and, in each case, only if all of the payments from Obligors that were being sent to such Lock-Box Bank or Lock-Box Account will, upon termination of such Lock-Box Bank or Lock-Box Account and at all times thereafter, be deposited in a Lock-Box Account with a Lock-Box Bank covered by a Lock-Box Agreement or (iii) amend, supplement or otherwise modify any Lock-Box Agreement without the prior written consent of the Administrative Agent and the Majority Group Agent.
(e)    Deposits to Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collection or proceeds thereof to any deposit account or lock-box account (or related lock-box, if applicable) other than a Lock-Box Account that, if such date of determination is on or after the Post-Closing Date, is covered by a Lock-Box Agreement.
(f)    Mergers, Acquisitions, Sales, Etc. Consolidate with or merge with any Person, or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless in the case of any merger or consolidation (i) the Servicer shall be the surviving entity and no Change in Control shall result or (ii) (A) the surviving entity shall be an entity organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof, (B) the surviving entity shall execute and deliver to the Administrative Agent and each Group Agent an agreement, in form and substance reasonably satisfactory to the Administrative Agent, containing an assumption by the surviving entity of the due and punctual performance and observance of each obligation, covenant and condition of the Servicer under this Agreement and each other Transaction Document, (C) no Change in Control shall result, (D) the Performance Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to the Administrative Agent, that its

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obligations under the Performance Guaranty shall apply to the surviving entity, (E) the Administrative Agent and the Majority Group Agents receive all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act as it shall request, (F) no Event of Termination or Unmatured Event of Termination has occurred and is continuing or would result immediately after giving effect thereto, (G) the Administrative Agent and the Majority Group Agents provide prior written consent to such transaction and (H) the Administrative Agent and each Group Agent receives such additional certifications, documents, instruments, agreements and opinions of counsel as it shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements.
(g)    Actions Contrary to Separateness. Take any action inconsistent with the terms of Section 7.08 or Agiliti Financing’s certificate of formation or limited liability company agreement.
(h)    Sales, Liens, Etc. Except as otherwise expressly provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim other than a Permitted Adverse Claim upon or with respect to, any Pool Receivable or related Contract or Related Security, or any interest therein, or any proceeds of any of the foregoing, or any lock-box account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing.
(i)    Actions Evidencing Transfers by Originators. Notwithstanding anything to the contrary set forth in the Purchase and Sale Agreement, Servicer shall not consent to any change or removal of any notation required to be made by any Originator pursuant to Section 3.3 of the Purchase and Sale Agreement without the prior written consent of the Administrative Agent.
(j)    No Adverse Claim on Borrower. Create or permit to exist any Adverse Claim on any Capital Stock of the Borrower or Agiliti Financing.
(k)    Commingling. The Servicer will, and will cause each Originator to, at all times, use commercially reasonable efforts to ensure that no funds are deposited into any Lock-Box Account other than Collections on Pool Receivables.
(l)    Borrower’s Tax Status. The Servicer shall ensure that the Borrower remains a wholly-owned subsidiary of a U.S. Person. The Servicer shall ensure that the Borrower will not (A) become treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person for U.S. federal income tax purposes or (B) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Servicer shall ensure that the Borrower shall not become subject to any Tax in any jurisdiction outside the United States. The Servicer shall ensure that there will be no withholding Tax imposed on payments from Obligors on the Receivables (or such payments will be grossed up for any such withholding Tax). The Servicer shall ensure that the Borrower will not become subject to any material Taxes imposed by a state or local taxing authority.
(m)    Sanctions. The Servicer shall not, and will ensure that its Subsidiaries and Affiliates and their respective directors, officers, employees, agents, and joint venture

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partners shall not: (i) use, directly or indirectly, all or any part of the proceeds of any Loan or Release for the purpose of funding, financing, or facilitating any activities, business or transaction of any Sanctioned Person or in any country or territory that is the target of comprehensive Sanctions, or in any other manner that would result in violation of Sanctions applicable to any Agiliti Party or any Credit Party; or (ii) fund, directly or indirectly, all or part of any repayment under this Agreement out of proceeds derived from dealings with or property of a Sanctioned Person.
(n)    Debt and Business Activity. (i) The Servicer will not permit Agiliti Financing to incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or other obligation, (ii) purchase any asset, (iii) make any investment by share purchase loan or otherwise or (iv) engage in any other activity (whether or not pursued for gain or other pecuniary advantage) other than as permitted by its limited liability company agreement.
SECTION 7.07. Full Recourse. Notwithstanding any limitation on recourse contained herein or in any other Transaction Document: (i) the Borrower has the obligation to pay all Capital, Interest, Fees, and all other amounts payable by the Borrower hereunder as and when such obligations come due or otherwise become payable in accordance with the terms of the Transaction Documents (which obligation shall be full recourse general obligations of the Borrower) and (ii) all obligations of the Servicer so specified hereunder shall be full recourse general obligations of the Servicer.
SECTION 7.08. Separate Existence of the Borrower and Agiliti Financing. Each of the Borrower and the Servicer hereby acknowledges that the Secured Parties, the Group Agents and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon each Special Purpose Entity’s identity as a legal entity separate from any Originator, the Servicer, the Performance Guarantor and their Affiliates (other than for tax purposes). Therefore, each of the Borrower and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Group Agent to continue each Special Purpose Entity’s identity as a separate legal entity and to make it apparent to third Persons that each Special Purpose Entity is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Servicer and any other Person, and is not a division of the Performance Guarantor, the Originators, the Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and the Servicer shall take such actions as shall be required in order that:
(a)    The Borrower and the Servicer shall assure that the Borrower, the Performance Guarantor, the Servicer, Agiliti Financing and each Originator (and each of their respective Affiliates) shall observe the applicable legal requirements for the recognition of each Special Purpose Entity as a legal entity separate and apart from each of each Originator, each other Special Purpose Entity, the Performance Guarantor, the Servicer and any of their respective Affiliates, and comply with (and cause to be true and correct) its organizational documents and assuring that each of the following is complied with:
(i)    each Special Purpose Entity shall maintain (or cause to be maintained) separate company records, books of account and financial statements (each of which shall be sufficiently full and complete to permit a determination of such Special Purpose Entity’s assets and liabilities and to permit a determination of the obligees thereon and the time for performance on each of such Special Purpose Entity’s

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obligations) from those of each Agiliti Party and their respective Affiliates other than such Special Purpose Entity;
(ii)    except as otherwise permitted by this Agreement, no Special Purpose Entity shall commingle any of its assets or funds with those of any other Agiliti Party or any of their respective Affiliates other than such Special Purpose Entity;
(iii)    each Special Purpose Entity shall have at least one Independent Manager (unless such Special Purpose Entity’s sole Independent Manager has resigned and a new Independent Manager is appointed by the applicable Member within ten (10) Business Days following the effective date of such resignation) and the limited liability company agreement of such Special Purpose Entity shall provide: (i) for the same definition of “Independent Manager” as used herein, (ii) that the applicable Member shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to any Special Purpose Entity unless the Independent Managers shall approve the taking of such action in writing before the taking of such action and (iii) that the provisions required by clauses (i) and (ii) of this sentence cannot be amended except in accordance with this Agreement and without the prior written consent of the Independent Managers and the Administrative Agent;
(iv)    the applicable Member shall take appropriate action to authorize the related Special Purpose Entity’s actions. The applicable Member may act from time to time in accordance with the related Special Purpose Entity’s certificate of formation and its limited liability company agreement. No Special Purpose Entity shall take any Material Actions without the consent of the related Member and each of the Special Purpose Entity’s Independent Managers. Appropriate records of the applicable Member’s actions and approvals shall be kept by the related Special Purpose Entity;
(v)    decisions with respect to each Special Purpose Entity’s business and daily operations shall be independently made by such Special Purpose Entity and shall not be dictated by any other Agiliti Party or any of their respective Affiliates (except (x) by Agiliti Financing as a member and/or manager of the Borrower in accordance with the Borrower’s limited liability company agreement and (y) by Agiliti as a member and/or manager of Agiliti Financing in accordance with Agiliti Financing’s limited liability company agreement), provided that Servicer shall service the Pool Receivables as contemplated by the Transaction Documents;
(vi)    subject to clause (xiv) below, no transactions shall be entered between any Special Purpose Entity, on the one hand and any other Agiliti Party or any Affiliate of any of them, on the other hand (other than as contemplated hereby and in the other Transaction Documents);
(vii)    each Special Purpose Entity shall act solely in its own name and through its own authorized managers, members, directors, officers and agents, except that, as a general matter, the Obligors will not be informed in the first instance that the Servicer, Originators or Performance Guarantor are acting on behalf of the Borrower. No Originator, Servicer, Performance Guarantor, any Special Purpose Entity or any of their Affiliates shall be appointed as an agent of any Special Purpose Entity, except in the capacity of Servicer or Sub-Servicer hereunder;
(viii)    none of the Servicer, any Originator, the Performance Guarantor, any Special Purpose Entity or any of their respective Affiliates shall advance funds or

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credit to any Special Purpose Entity; and none of the Servicer, the Performance Guarantor, any Special Purpose Entity nor any Affiliate of the Servicer, any Originator, any Special Purpose Entity or the Performance Guarantor will otherwise supply funds or credit to, or guarantee any obligation of, any Special Purpose Entity except for (x) Agiliti Financing’s contributions of capital to the Borrower and the issuance by the Borrower of the Subordinated Note to the Servicer for the benefit of the Originators and (y) Agiliti’s contribution of capital to Agiliti Financing, in each case, as contemplated by the Transaction Documents;
(ix)    other than as permitted by the Transaction Documents, no Special Purpose Entity shall guarantee, or otherwise become liable with respect to, any obligation of any other Special Purpose Entity, any Originator, the Servicer, the Performance Guarantor or any Affiliate of any Originator;
(x)    each Special Purpose Entity shall at all times hold itself out to the public under such Special Purpose Entity’s own name as a legal entity separate and distinct from its equity holders, members, managers, Performance Guarantor, any other Special Purpose Entity, each Originator, the Servicer and each of their respective Affiliates (the foregoing to include, but not be limited to, no Special Purpose Entity using the letterhead or telephone number of any such Person);
(xi)    Agiliti Financing or Performance Guarantor may issue consolidated financial statements that will include a Special Purpose Entity, but such financial statements will contain a footnote to the effect that the Receivables of the Borrower are not available to creditors of Agiliti Financing or Performance Guarantor; in addition each Special Purpose Entity shall prepare separate financial statements in compliance with GAAP consistently applied;
(xii)    if any of the Borrower, the Servicer, the Performance Guarantor, Agiliti Financing or any Originator shall provide Records relating to Pool Receivables to any creditor of the Borrower or the Servicer, the Borrower or the Servicer, as the case may be, shall also provide (or cause any Originator or Agiliti Financing to provide) to such creditor a notice indicating that the Collections relating to such Pool Receivables are held in trust pursuant to Section 3.01;
(xiii)    each Originator’s financial statements shall disclose the separateness of each Special Purpose Entity and that the Pool Receivables are owned by the Borrower and are not available to creditors of such Originator or of their respective Affiliates;
(xiv)    any allocations of direct, indirect or overhead expenses for items shared between a Special Purpose Entity and any Originator, any other Special Purpose Entity, the Performance Guarantor or any of their respective Affiliates that are not included as part of the Servicing Fee shall be made among such Special Purpose Entity and such Originator, such other Special Purpose Entity, the Performance Guarantor or any of their respective Affiliates to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered;
(xv)    each Special Purpose Entity shall maintain adequate capital in light of its contemplated business operations; and

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(xvi)    each Special Purpose Entity shall generally maintain an arm’s-length relationship with each Originator, each other Special Purpose Entity, the Performance Guarantor, the Servicer and its Affiliates and each transaction entered into with the Borrower shall be undertaken in good faith for a bona fide business purpose.
(b)    The Borrower agrees that (and Servicer, in its capacity as the indirect owner of the sole member of the Borrower, agrees that it will cause the Borrower to comply herewith), until the Final Payout Date:
(i)    the Borrower shall not (A) create any Security of any kind, or (B) incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or obligation other than the Subordinated Note and otherwise as expressly permitted by the Transaction Documents;
(ii)    the Borrower shall not sell, pledge or dispose of any of its assets, except as permitted by, or as provided in, the Transaction Documents;
(iii)    the Borrower shall not purchase any asset (or make any investment, by share purchase, loan or otherwise) except as permitted by, or as provided in, the Transaction Documents;
(iv)    the Borrower shall not engage in any activity (whether or not pursued for gain or other pecuniary advantage) other than as permitted by the Transaction Documents;
(v)    the Borrower shall not create, assume or suffer to exist any Adverse Claim other than Permitted Adverse Claims on any of its assets other than any Lien created pursuant to the Transaction Documents;
(vi)    the Borrower shall not make any payment, directly or indirectly, to, or for the account or benefit of, any owner of any Voting Stock, security interest or equity interest in Borrower or any Affiliate of any such owner (except, in each case, as expressly permitted by the Transaction Documents);
(vii)    the Borrower shall not make, declare or otherwise commence or become obligated in respect of, any dividend, stock or other security redemption or purchase, distribution or other payment to, or for the account or benefit of, any owner of any Voting Stock or other equity interest, security interest or equity interest in the Borrower to any such owner or any Affiliate of any such owner other than from funds received by it under Article III and so long as, in any case, (I) the result would not directly or indirectly cause any non-compliance with Section 7.03(j) or (II) before or after giving effect thereto, an Event of Termination shall not have occurred that remains continuing or an Unmatured Event of Termination shall not have occurred that remains continuing;
(viii)    the Borrower shall not acquiesce in, or direct the Servicer or any other agent to take, any action that is prohibited to be taken by the Borrower in clauses (i) through (vii) above or in Section 7.03 hereof;
(ix)    the Borrower shall not have any employees; and

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(x)    the Borrower will provide for not less than ten (10) Business Days’ prior written notice to the Administrative Agent of any removal, replacement or appointment of any manager that is to serve as an Independent Manager, such notice to include the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in this Agreement and the limited liability company agreement of the Borrower.
(c)    The Servicer, in its capacity as the sole member of Agiliti Financing, agrees that it will cause Agiliti Financing to comply herewith, until the Final Payout Date:
(i)    Agiliti Financing shall not (A) create any Security of any kind, or (B) incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or obligation;
(ii)    Agiliti Financing shall not sell, pledge or dispose of any of its assets;
(iii)    Agiliti Financing shall not purchase any asset (or make any investment, by share purchase, loan or otherwise);
(iv)    Agiliti Financing shall not engage in any activity (whether or not pursued for gain or other pecuniary advantage) other than as permitted by its limited liability company agreement;
(v)    Agiliti Financing shall not create, assume or suffer to exist any Adverse Claim other than Permitted Adverse Claims on any of its assets;
(vi)    Agiliti Financing shall not have any employees; and
(vii)    Agiliti Financing will provide for not less than ten (10) Business Days’ prior written notice to the Administrative Agent of any removal, replacement or appointment of any manager that is to serve as an Independent Manager, such notice to include the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in this Agreement and the limited liability company agreement of Agiliti Financing.
(d)    None of Agiliti, the Borrower or the Servicer shall take any action or permit any of their respective Affiliates to take any action inconsistent with this Section 7.08.
ARTICLE VIII

ADMINISTRATION AND COLLECTION
OF RECEIVABLES
SECTION 8.01. Appointment of the Servicer.
(a)    The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 8.01. Until the Administrative Agent gives notice to Agiliti (in accordance with this Section 8.01) of the designation of a new Servicer, Agiliti is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer

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pursuant to the terms hereof. Upon the occurrence of an Event of Termination, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (at the direction of the Majority Group Agents) designate as Servicer any Person (including itself) to succeed Agiliti or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.
(b)    Upon the designation of a successor Servicer as set forth in clause (a) above, Agiliti agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and Agiliti shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the commercially reasonable efforts of Agiliti to the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.
(c)    Agiliti acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each member in each Group have relied on Agiliti’s agreement to act as Servicer hereunder. Accordingly, Agiliti agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Majority Group Agents, except upon determination that (i) the performance of its duties hereunder is no longer permissible under Applicable Law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an opinion of a nationally recognized external counsel to the Servicer and as to clause (ii) above by an officer’s certificate of a Financial Officer of the Servicer, each to such effect delivered, and reasonably satisfactory in form and substance, to the Administrative Agent.
(d)    The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent, each Lender and each Group Agent shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not a Subsidiary of the Parent, the Administrative Agent and the Majority Group Agents shall have consented in writing in advance to such delegation.
SECTION 8.02. Duties of the Servicer.
(a)    The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Group, the amount of Collections to which each such Group is entitled in accordance with Article III hereof. The Servicer may, in accordance with the Credit and

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Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document, (iii) the Servicer may not modify, waive, restructure or adjust any Pool Receivable or any related Contract in any material respect if any Borrowing Base Deficit exists or shall exist after giving effect thereto, (iv) unless a Deemed Collection payment is made in accordance with Section 3.01(d) with respect to such Pool Receivable, the Servicer shall not extend the due date of any Pool Receivable more than once or extend the due date of any Pool Receivable to a date more than thirty (30) days after the original due date thereof and (v) if an Event of Termination has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Group), in accordance with their respective interests, all records and documents (including Records, computer tapes and disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Termination has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.
(b)    The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Person entitled thereto, the collections of any indebtedness that is not a Pool Receivable, less, if Agiliti or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Agiliti or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.
(c)    The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.
SECTION 8.03. Lock-Box Account Arrangements. On or prior to the Post-Closing Date, the Borrower shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered executed counterparts of each to the Administrative Agent. At any time following the occurrence and during the continuation of an Event of Termination or a Notice Event, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (upon the direction of the Majority Group Agents), give notice to each applicable Lock-Box Bank that the Administrative Agent is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the

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Administrative Agent’s instructions rather than deposited in the applicable Lock-Box Account and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Borrower hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.
SECTION 8.04. Enforcement Rights.
(a)    At any time following the occurrence and during the continuation of an Event of Termination or solely in the case of clause (iv) below, a Notice Event:
(i)    the Administrative Agent (at the Borrower’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;
(ii)    the Administrative Agent may instruct the Borrower or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Servicer, as the case may be, shall give such notice at the expense of the Borrower or the Servicer, as the case may be; provided, that if the Borrower or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Borrower’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;
(iii)    the Administrative Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;
(iv)    the Administrative Agent may notify the Lock-Box Banks that the Borrower and the Servicer will no longer have any access to the Lock-Box Accounts;
(v)    the Administrative Agent may (or, at the direction of the Majority Group Agents shall) replace the Person then acting as Servicer; and
(vi)    the Administrative Agent may collect any amounts due from (A) an Originator under the Purchase and Sale Agreement or (B) the Performance Guarantor under the Performance Guaranty.

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    For the avoidance of doubt, the foregoing rights and remedies of the Administrative Agent upon an Event of Termination or (where applicable) a Notice Event are in addition to and not exclusive of the rights and remedies contained herein and under the other Transaction Documents.
(b)    The Borrower hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Termination, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
(c)    The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Termination, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
(d)    If the Administrative Agent is exercising exclusive dominion and control of any Lock-Box Account, then any Collections of Pool Receivables that are received by  the Administrative Agent shall continue to be applied pursuant to, and in the order of priority set forth in, Section 3.01(a). During any Control Period, the Servicer may, in its sole discretion, deliver a Daily Report to the Administrative Agent on any Business Day demonstrating that no Borrowing Base Deficit exists. Upon receipt of such Daily Report, the Administrative Agent shall promptly review such Daily Report to determine if such Daily Report constitutes a Qualifying Daily Report. In the event that the Administrative Agent reasonably determines that such Daily Report constitutes a Qualifying Daily Report, so long as each of the conditions set forth in Section 5.03 are then satisfied, the Administrative Agent shall promptly remit to the Servicer, from the Lock-Box Accounts the lesser of (i) the amount identified on such Qualifying Daily Report as amounts on deposit in such Lock-Box Accounts in excess of the amount necessary to ensure that no Borrowing Base Deficit exists and (ii) the aggregate amount of available funds then on deposit in the Lock-Box Accounts. For purposes of this clause (d), “Qualifying Daily Report” shall mean any Daily Report that satisfies each of the following conditions: (A) such Daily Report specifies that no Borrowing Base Deficit exists; (B) such Daily Report is calculated as of the immediately prior Business Day and (C) the Administrative Agent does not in good faith reasonably believe that any of the information or calculations set forth in such Daily Report are false or incorrect in any respect.

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SECTION 8.05. Responsibilities of the Borrower.
(a)    Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Credit Party of their respective rights hereunder shall not relieve the Borrower from such obligations and (ii) pay or cause to be paid when due any Taxes, including sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Servicer or any Originator thereunder.
(b)    Agiliti hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Agiliti shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Agiliti conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Borrower shall pay to Agiliti its reasonable and documented out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 3.01).
SECTION 8.06. Further Actions. Borrower agrees that from time to time, at its expense, it shall (or cause Servicer to) promptly execute and deliver all further instruments and documents, and take all further actions, that Administrative Agent or its designee may reasonably request or that are necessary in order to perfect, protect or more fully evidence the transactions contemplated by the other Transaction Documents.
SECTION 8.07. Servicing Fee.
(a)    Subject to clause (b) below, the Borrower shall pay the Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Unpaid Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 3.01.
(b)    If the Servicer ceases to be Agiliti or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.
ARTICLE IX

EVENTS OF TERMINATION
SECTION 9.01. Events of Termination. If any of the following events (each an “Event of Termination”) shall occur:
(a)    Any of the following events:
(i)    any Agiliti Party shall fail to perform or observe in any material respect any term, covenant or agreement as and when required hereunder or under any other Transaction Document (other than as referred to in clause (a)(ii), (a)(iii) or (a)(iv)

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below) and such failure, solely to the extent capable of cure, shall remain unremedied for fifteen (15) Business Days following the earlier of knowledge or notice thereof by or to any Agiliti Party;
(ii)    any Agiliti Party shall fail to perform or observe any term, covenant or agreement contained in any Specified Covenant as and when required hereunder or under any other Transaction Document;
(iii)    any of the following shall occur: (A) any Agiliti Party shall fail to make any payment or deposit or transfer any monies to be made by it hereunder or under any other Transaction Document as and when due and such failure is not remedied within two (2) Business Days or (B) the Borrower or Servicer, as applicable, shall breach Sections 7.02(b) or 7.05(c) and such failure shall remain unremedied for two (2) Business Days with respect to any Weekly Report or three (3) Business Days with respect to any Information Package; or
(iv)    Agiliti shall resign as Servicer, and no successor Servicer reasonably acceptable to the Administrative Agent shall have been appointed;
(b)    any representation or warranty made or deemed to be made by any Agiliti Party under or in connection with any Transaction Document shall prove to have been false or incorrect in any material respect (or, with respect to any representation, warranty, certification or statement already qualified by materiality or “Material Adverse Effect,” shall be untrue in any respect) when made or deemed to be made and, solely to the extent capable of cure, shall remain false or incorrect in any material respect for fifteen (15) Business Days following the earlier of knowledge or notice thereof by or to any Agiliti Party;
(c)    (i) failure of any Agiliti Party or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Debt with an aggregate outstanding principal amount exceeding the Threshold Amount (or solely with respect to any Special Purpose Entity, $10,000), in each case beyond the grace period, if any, provided therefor; (ii) breach or default by any Agiliti Party with respect to any other term of (A) one or more items of Debt with an aggregate outstanding principal amount exceeding the Threshold Amount (or solely with respect to any Special Purpose Entity, $10,000) or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Debt (other than, with respect to Debt consisting of Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements and which is not as a result of any default thereunder by any Agiliti Party or any Subsidiary), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Debt (or a trustee or agent on behalf of such holder or holders) to cause, that Debt to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that clause (ii) of this subsection (c) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property securing such Debt if such sale or transfer is permitted hereunder or (iii) any “event of default” (or similar event) shall occur under the Credit Agreement;
(d)    (i) a court of competent jurisdiction shall enter a decree or order for relief in respect of any Agiliti Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Agiliti Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or

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hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Agiliti Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Agiliti Party for all or a substantial part of its property; and any such event described in this clause (ii) shall continue for 60 consecutive days without having been dismissed, vacated, bonded or discharged;
(e)    (i) any Agiliti Party shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) any Agiliti Party shall make a general assignment for the benefit of creditors;
(f)    any Special Purpose Entity is subject to an Event of Bankruptcy;
(g)    the average of the Delinquency Ratios for the three preceding Settlement Periods shall at any time exceed 10.00%;
(h)    the average of the Loss Ratios for the three preceding Settlement Periods shall at any time exceed 7.75%;
(i)    the average of the Dilution Ratios for the three preceding Settlement Periods shall at any time exceed 4.25%;
(j)    the average of the Adjusted Days’ Sales Outstanding for the three preceding Settlement Periods shall at any time exceed 63.50 days;
(k)    a Borrowing Base Deficit shall occur, and shall not have been cured within three (3) Business Days;
(l)    a Change in Control shall occur;
(m)    there shall have occurred any event which materially adversely impairs, as reasonably determined by the Administrative Agent, the collectability of the Pool Receivables or any material portion thereof;
(n)    the Administrative Agent, for the benefit of the Secured Parties, fails at any time to have a valid and perfected first priority ownership interest or first priority perfected security interest in (i) the Pool Receivables and the Related Security or (ii) on or after the Post-Closing Date, any Lock-Box Account, in either case, free and clear of any Adverse Claim other than Permitted Adverse Claims;
(o)    either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code (or any similar state or local Tax lien) with regard to any assets of any Agiliti Party and such lien shall not have been released within five (5) days or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 303(k) or Section 4068 of ERISA with regard to any of the assets of any Agiliti Party or any of their ERISA Affiliates;

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(p)    one or more ERISA Event shall have occurred, which individually or in the aggregate would reasonably be expected to result in liability of any Agiliti Party or any of its Subsidiaries or any ERISA Affiliates which would reasonably be expected to result in a Material Adverse Effect;
(q)    (i) any Agiliti Party shall be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) the Borrower becomes a “covered fund” under the Volcker Rule;
(r)    (i) any Transaction Document shall terminate (other than in accordance with its terms) or cease to be the valid and binding obligation enforceable against any Agiliti Party or (ii) any Agiliti Party shall contest the validity or enforceability of any Transaction Document;
(s)    any Special Purpose Entity shall fail to comply with Sections 7.08(a)(iii), 7.08(b)(x) or 7.08(c)(vii);
(t)    the Borrower shall fail to pay in full all of its obligations to the Credit Parties hereunder and under each other Transaction Documents on or prior to the Final Maturity Date;
(u)    one or more final money judgments, writs or warrants of attachment or similar process involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which a third party insurance company has been notified and not denied coverage) shall be entered or filed against any Agiliti Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days;
(v)    one or more judgments shall be rendered against any Special Purpose Entity;
(w)    (i) the occurrence of a Purchase and Sale Termination Event under the Purchase and Sale Agreement, (ii) Receivables cease being sold to the Borrower pursuant to the Purchase and Sale Agreement or (iii) Borrower’s Net Worth (as calculated in accordance with GAAP consistently applied) is less than the Required Capital Amount;
(x)    the Performance Guaranty is canceled, rescinded, amended, waived or otherwise modified without the prior written consent of the Administrative Agent;
(y)    there shall have occurred any material adverse change in the financial condition or operations of any Originator, the Servicer, the Borrower or the Performance Guarantor, or the occurrence of any event which would have a material adverse effect on the ability of any Originator, the Servicer, the Borrower or the Performance Guarantor to perform its obligations under the Transaction Documents; or
(z)    the failure to satisfy the Credit Agreement Financial Covenant with respect to any Fiscal Quarter (as defined in the Credit Agreement) on which the Revolving Facility Test Condition (as defined in the Credit Agreement as in effect on the Closing Date and without giving effect to any amendment, restatement, supplement, waiver, modification or termination thereof) is applicable (after giving effect to the equity cure right set forth in Section 6.15(b) of the Credit Agreement);

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then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Group Agents, shall) by notice to the Borrower (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Final Maturity Date to have occurred (in which case the Final Maturity Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Borrower Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsections (d) through (f) of this Section 9.01 with respect to the Borrower, the Termination Date shall occur and the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 3.01.
ARTICLE X

THE ADMINISTRATIVE AGENT
SECTION 10.01. Authorization and Action. Each Credit Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower or any Affiliate thereof or any Credit Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
SECTION 10.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 8.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Credit Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency

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or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 10.03. Administrative Agent and Affiliates. With respect to any Loan or interests therein owned by any Credit Party that is also the Administrative Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Credit Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.
SECTION 10.04. Indemnification of Administrative Agent. Each Committed Lender agrees to indemnify the Administrative Agent on demand (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the respective Percentage of such Committed Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.
SECTION 10.05. Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION 10.06. Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Group Agents or the Majority Group Agents, as the case may be, and assurance of its indemnification by the Committed Lenders, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Group Agents or the Majority Group Agents, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Credit Parties. The Credit Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Group Agents or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Group Agent, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Group Agents.
SECTION 10.07. Notice of Events of Termination; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Termination or Event of Termination unless the Administrative Agent has received notice from any Credit Party or the Borrower stating that an Unmatured Event of Termination or Event of Termination has occurred hereunder and describing such Unmatured

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Event of Termination or Event of Termination. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Group Agent, whereupon each Group Agent shall promptly give notice thereof to its respective Conduit Lender(s) and Related Committed Lender(s). The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Termination or Event of Termination or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.
SECTION 10.08. Non-Reliance on Administrative Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Credit Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, each Originator, the Performance Guarantor or the Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Credit Party, the Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any information concerning the Borrower, any Originator, the Performance Guarantor or the Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
SECTION 10.09. Successor Administrative Agent.
(a)    The Administrative Agent may, upon at least thirty (30) days’ notice to the Borrower, the Servicer and each Group Agent, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Group Agents, as a successor Administrative Agent (with the consent of the Borrower, not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Termination has occurred and is continuing) and has accepted such appointment. If no successor Administrative Agent shall have been so appointed, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.
(b)    Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article X and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

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SECTION 10.10. Erroneous Payment.
(a)    If the Administrative Agent (x) notifies a Lender, Credit Party or Secured Party, or any Person who has received funds on behalf of a Lender, Credit Party or Secured Party (any such Lender, Credit Party, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Credit Party, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.10 and held in trust for the benefit of the Administrative Agent, and such Lender, Credit Party or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender, Credit Party, Secured Party or any Person who has received funds on behalf of a Lender, Credit Party or Secured Party, agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Credit Party or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

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(ii)    such Lender, Credit Party or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.10(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.10(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender, Credit Party or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Credit Party or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Credit Party or Secured Party under any Transaction Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance Agreement by reference) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any notes evidencing such Loans to the Borrower or Administrative Agent (but the failure of such Person to deliver any such notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the

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avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)    Subject to Section 13.03 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Credit Party or Secured Party, to the rights and interests of such Lender, Credit Party or Secured Party, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Agiliti Parties’ Borrower Obligations under the Transaction Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Borrower Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Borrower Obligations owed by the Borrower or any other Agiliti Party; provided that this Section 10.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Borrower Obligations of the Borrower relative to the amount (and/or timing for payment) of the Borrower Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

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(g)    Each party’s obligations, agreements and waivers under this Section 10.10 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of Borrower Obligations (or any portion thereof) under any Transaction Document.
ARTICLE XI

THE GROUP AGENTS
SECTION 11.01. Authorization and Action. Each Credit Party that belongs to a Group hereby appoints and authorizes the Group Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Group Agent by the terms hereof, together with such powers as are reasonably incidental thereto. No Group Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Group Agent. No Group Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with the Borrower or any Affiliate thereof or any Lender except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Group Agent ever be required to take any action which exposes such Group Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
SECTION 11.02. Group Agent’s Reliance, Etc. No Group Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as a Group Agent under or in connection with this Agreement or any other Transaction Documents in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, a Group Agent: (a) may consult with legal counsel (including counsel for the Administrative Agent, the Borrower or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Borrower or any Affiliate thereof or any other Person or to inspect the property (including the books and records) of the Borrower or any Affiliate thereof; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 11.03. Group Agent and Affiliates. With respect to any Loan or interests therein owned by any Credit Party that is also a Group Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Group Agent. A Group Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof or any of their

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respective Affiliates, all as if such Group Agent were not a Group Agent hereunder and without any duty to account therefor to any other Secured Party.
SECTION 11.04. Indemnification of Group Agents. Each Committed Lender in any Group agrees to indemnify the Group Agent for such Group (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the proportion of the Percentage of such Committed Lender to the aggregate Percentages of all Committed Lenders in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Group Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Group Agent under this Agreement or any other Transaction Document; provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Group Agent’s gross negligence or willful misconduct.
SECTION 11.05. Delegation of Duties. Each Group Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Group Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION 11.06. Notice of Events of Termination. No Group Agent shall be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Termination or Event of Termination unless such Group Agent has received notice from the Administrative Agent, any other Group Agent, any other Credit Party, the Servicer or the Borrower stating that an Unmatured Event of Termination or Event of Termination has occurred hereunder and describing such Unmatured Event of Termination or Event of Termination. If a Group Agent receives such a notice, it shall promptly give notice thereof to the Credit Parties in its Group and to the Administrative Agent (but only if such notice received by such Group Agent was not sent by the Administrative Agent). A Group Agent may take such action concerning an Unmatured Event of Termination or Event of Termination as may be directed by Committed Lenders in its Group representing a majority of the Commitments in such Group (subject to the other provisions of this Article XI), but until such Group Agent receives such directions, such Group Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Group Agent deems advisable and in the best interests of the Conduit Lenders and Committed Lenders in its Group.
SECTION 11.07. Non-Reliance on Group Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Group Agent for its Group nor any of such Group Agent’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Group Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Group Agent. Each Credit Party represents and warrants to the Group Agent for its Group that, independently and without reliance upon such Group Agent, any other Group Agent, the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower or any Affiliate thereof and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by a Group Agent to any Credit Party in its Group, no Group Agent shall have any duty or responsibility to provide any Credit Party in its Group with any information

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concerning the Borrower or any Affiliate thereof that comes into the possession of such Group Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
SECTION 11.08. Successor Group Agent. Any Group Agent may, upon at least thirty (30) days’ notice to the Administrative Agent, the Borrower, the Servicer and the Credit Parties in its Group, resign as Group Agent for its Group. Such resignation shall not become effective until a successor Group Agent is appointed by the Lender(s) in such Group. Upon such acceptance of its appointment as Group Agent for such Group hereunder by a successor Group Agent, such successor Group Agent shall succeed to and become vested with all the rights and duties of the resigning Group Agent, and the resigning Group Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Group Agent’s resignation hereunder, the provisions of this Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Group Agent.
SECTION 11.09. Reliance on Group Agent. Unless otherwise advised in writing by a Group Agent or by any Credit Party in such Group Agent’s Group, each party to this Agreement may assume that (i) such Group Agent is acting for the benefit and on behalf of each of the Credit Parties in its Group, as well as for the benefit of each assignee or other transferee from any such Person and (ii) each action taken by such Group Agent has been duly authorized and approved by all necessary action on the part of the Credit Parties in its Group.
ARTICLE XII

INDEMNIFICATION
SECTION 12.01. Indemnification by the Borrower.
(a)    Without limiting any other rights that the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Loans or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (a) Borrower Indemnified Amounts resulting solely from the gross negligence or willful misconduct by the Borrower Indemnified Party seeking indemnification, as determined by a final non-appealable judgment of a court of competent jurisdiction, (b) Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim or that are specifically described below), (c) Borrower Indemnified Amounts resulting solely from the material breach of the Transaction Documents by the Borrower Indemnified Party seeking indemnification, as determined by a final non-appealable judgment of a court of competent jurisdiction and (d) Borrower Indemnified Amounts that arise out of any claim, litigation, investigation or proceeding brought by such Borrower Indemnified Party against another Borrower Indemnified Party (other than any claim, litigation, investigation or proceeding brought by or against the Administrative Agent, acting in its capacity as the Administrative Agent) that does not involve any act or omission of any Agiliti Party or any of its Subsidiaries. Without limiting or being limited by the foregoing, the Borrower shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 3.01), to each Borrower Indemnified Party any and all amounts necessary to indemnify such Borrower Indemnified Party from and against any and all Borrower

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Indemnified Amounts relating to or resulting from any of the following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (a), (b), (c) and (d) above):
(i)    any Pool Receivable which the Borrower or the Servicer includes as an Eligible Receivable as part of the Net Pool Balance but which is not an Eligible Receivable at such time;
(ii)    any representation, warranty or statement made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Interim Report or any other information or report delivered by or on behalf of the Borrower pursuant hereto which shall have been untrue or incorrect when made or deemed made;
(iii)    the failure by the Borrower to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(iv)    the failure to vest in the Administrative Agent a first priority perfected ownership or security interest in all or any portion of the Collateral, in each case free and clear of any Adverse Claim;
(v)    the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable, any other Collateral and Collections in respect thereof, whether at the time of any Loan or at any subsequent time;
(vi)    any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), any other claim resulting from or relating to collection activities with respect to such Pool Receivable, or any other claim resulting from the sale of goods or rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(vii)    any failure of the Borrower to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;
(viii)    any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;
(ix)    the commingling of Collections of Pool Receivables at any time with other funds (including the commingling of Collections of Pool Receivables with other funds);
(x)    any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of

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any Loan or in respect of any Pool Receivable, any other Collateral or any related Contract;
(xi)    any failure of the Borrower to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;
(xii)    any setoff with respect to any Pool Receivable;
(xiii)    any failure of the Borrower or any Originator to perform any of their respective duties or obligations under any Contract related to any Pool Receivable;
(xiv)    any claim brought by any Person other than a Borrower Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Pool Receivable;
(xv)    any failure of any Lock-Box Bank to comply with the terms of the applicable Lock-Box Agreement or any amounts payable by the Administrative Agent to such Lock-Box Bank under such Lock-Box Agreement;
(xvi)    the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(xvii)    the use of proceeds of any Loan;
(xviii)    any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;
(xix)    any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with the defense thereof by, any Borrower Indemnified Party in connection with the Transaction Documents as a result of any action of any Agiliti Party or any of their respective Affiliates; or
(xx)    the failure of the Administrative Agent to have “control” (as defined in Section 9-104 of the UCC) over any Lock-Box Account.
(b)    If for any reason the foregoing indemnification is unavailable to any Borrower Indemnified Party or insufficient to hold it harmless, then the Borrower shall contribute to such Borrower Indemnified Party the amount paid or payable by such Borrower Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its Affiliates on the one hand and such Borrower Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower and its Affiliates and such Borrower Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Borrower Indemnified Party, and shall be binding upon and inure to the benefit of any successors,

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assigns, heirs and personal representatives of the Borrower and the Borrower Indemnified Parties.
(c)    Any indemnification or contribution under this Section shall survive the termination of this Agreement.
(d)    For the avoidance of doubt but without limiting any of any Servicer’s or any other Agiliti Party’s express obligations (including indemnification obligations) under any Transaction Document to which it is a party, there shall be no recourse to the Servicer for the Borrower’s indemnification obligations hereunder other than to the extent expressly provided for in this Agreement or in any other Transaction Document.
SECTION 12.02. Indemnification by the Servicer.
(a)    Without limiting any other rights that the Borrower, the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”) may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify and hold harmless each Servicer Indemnified Party from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other reasonable and documented out-of-pocket costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (i) Servicer Indemnified Amounts resulting solely from the gross negligence or willful misconduct by the Servicer Indemnified Party seeking indemnification, as determined by a final non-appealable judgment of a court of competent jurisdiction, (ii) Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim or that are specifically described below), (iii) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor, (iv) Servicer Indemnified Amounts resulting solely from the material breach of the Transaction Documents by the Servicer Indemnified Party seeking indemnification, as determined by a final non-appealable judgment of a court of competent jurisdiction and (v) Servicer Indemnified Amounts that arise out of any claim, litigation, investigation or proceeding brought by such Servicer Indemnified Party against another Servicer Indemnified Party (other than any claim, litigation, investigation or proceeding brought by or against the Administrative Agent, acting in its capacity as the Administrative Agent) that does not involve any act or omission of any Agiliti Party or any of its Subsidiaries. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (i), (ii), (iii), (iv) and (v) above):
(i)    any Pool Receivable which the Servicer includes as an Eligible Receivable as part of the Net Pool Balance but which is not an Eligible Receivable at such time;
(ii)    any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Interim Report or any

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other information or report delivered by or on behalf of the Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;
(iii)    the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(iv)    any failure of the Servicer to perform any of its duties or obligations under any Contract related to any Pool Receivable;
(v)    any failure of any Lock-Box Bank to comply with the terms of the applicable Lock-Box Agreement or any amounts payable by the Administrative Agent to such Lock-Box Bank under such Lock-Box Agreement;
(vi)    the commingling of Collections of Pool Receivables at any time with other funds (including the commingling of Collections of Pool Receivables with other funds);
(vii)    any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document to which it is a party;
(viii)    any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with the defense thereof by, any Servicer Indemnified Party in connection with the Transaction Documents as a result of any action of any Agiliti Party or any of their respective Affiliates;
(ix)    the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(x)    any breach of Sections 6.01(aa) or 7.03(m); or
(xi)    the failure of the Administrative Agent to have “control” (as defined in Section 9-104 of the UCC) over any Lock-Box Account.
(b)    If for any reason the foregoing indemnification is unavailable to any Servicer Indemnified Party or insufficient to hold it harmless, then the Servicer shall contribute to such Servicer Indemnified Party the amount paid or payable by such Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer and its Affiliates on the one hand and such Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Servicer and its Affiliates and such Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer under this Section shall be in addition to any liability which the Servicer may otherwise have, shall extend upon the same terms and conditions to each Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer and the Servicer Indemnified Parties.

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(c)    Any indemnification or contribution under this Section shall survive the termination of this Agreement.
ARTICLE XIII

MISCELLANEOUS
SECTION 13.01. Amendments, Etc.
(a)    No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Borrower or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Majority Group Agents (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; and (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Group Agent:
(i)    change (directly or indirectly) the definitions of, Borrower Obligations, Borrowing Base Deficit, Defaulted Receivable, Eligible Receivable, Facility Limit, Final Maturity Date, Net Pool Balance or Required Reserves contained in this Agreement or change the calculation of the Borrowing Base;
(ii)    reduce the amount of Capital or Interest that is payable on account of any Loan or delay any scheduled date for payment thereof;
(iii)    change any Event of Termination;
(iv)    release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;
(v)    release the Performance Guarantor from all or a material portion of its obligations under the Performance Guaranty or terminate the Performance Guaranty;
(vi)    change any of the provisions of this Section 13.01 or the definition of “Majority Group Agents”; or
(vii)    change the order of priority in which Collections are applied pursuant to Section 3.01.
Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Committed Lender’s Commitment hereunder without the consent of such Committed Lender and (B) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any member of any Group or delay the dates on which any such Fees are payable, in either case, without the consent of the Group Agent for such Group.
SECTION 13.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and

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e-mail) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by (i) facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), (ii) e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (iii) notices and communications sent by other means shall be effective when received.
SECTION 13.03. Assignability.
(a)    Assignment by Conduit Lenders. This Agreement and the rights of each Conduit Lender hereunder (including each Loan made by it hereunder) shall be assignable by such Conduit Lender and its successors and permitted assigns (i) to any Program Support Provider of such Conduit Lender without prior notice to or consent from the Borrower or any other party, or any other condition or restriction of any kind, (ii) to any other Lender or any Affiliate thereof or any other commercial paper conduit managed or supported by any Lender or any Affiliate thereof, in each case, with prior notice to the Borrower but without consent from the Borrower or (iii) with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Termination has occurred and is continuing), to any other Eligible Assignee. Each assignor of a Loan (or any portion thereof) or any interest therein may, in connection with the assignment or participation, disclose to the assignee or Participant any information relating to the Borrower and its Affiliates, including the Receivables, furnished to such assignor by or on behalf of the Borrower and its Affiliates or by the Administrative Agent; provided that, prior to any such disclosure, the assignee or Participant agrees to preserve the confidentiality of any confidential information relating to the Borrower and its Affiliates received by it from any of the foregoing entities in a manner consistent with Section 13.06(b).
(b)    Assignment by Committed Lenders. Each Committed Lender may assign to any Eligible Assignee or to any other Committed Lender all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and any Loan or interests therein owned by it); provided, however that:
(i)    except for an assignment by a Committed Lender to either an Affiliate of such Committed Lender or any other Committed Lender, each such assignment shall require the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Termination has occurred and is continuing);
(ii)    each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement; and
(iii)    the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.
Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and

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obligations of a Committed Lender hereunder and (y) the assigning Committed Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Committed Lender’s rights and obligations under this Agreement, such Committed Lender shall cease to be a party hereto).
(c)    Register. The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Committed Lenders and the Conduit Lenders, the Commitment of each Committed Lender and the aggregate outstanding Capital (and stated interest) of the Loans of each Conduit Lender and Committed Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Administrative Agent, the Group Agents, and the other Credit Parties shall treat each Person whose name is recorded in the Register as a Committed Lender or Conduit Lender, as the case may be, under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Servicer, any Group Agent, any Conduit Lender or any Committed Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)    Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Committed Lender and an Eligible Assignee or assignee Committed Lender, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Servicer.
(e)    Participations. Each Committed Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the interests in the Loans owned by it); provided, however, that:
(i)    such Committed Lender’s obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, and
(ii)    such Committed Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.
The Administrative Agent, the Group Agents, the Conduit Lenders, the other Committed Lenders, the Borrower and the Servicer shall have the right to continue to deal solely and directly with such Committed Lender in connection with such Committed Lender’s rights and obligations under this Agreement.
(f)    Participant Register. Each Committed Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amount (and stated interest) participated to each Participant, together with each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Committed Lender shall have any obligation to disclose all or any portion of the

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Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Interest or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Interest or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Committed Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)    Assignments by Agents. This Agreement and the rights and obligations of the Administrative Agent and each Group Agent herein shall be assignable by the Administrative Agent or such Group Agent, as the case may be, and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or such Group Agent, so long as no Event of Termination or Unmatured Event of Termination has occurred and is continuing, such assignment shall require the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed).
(h)    Assignments by the Borrower or the Servicer. Neither the Borrower nor, except as provided in Section 8.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Group Agent (such consent to be provided or withheld in the sole discretion of such Person).
(i)    Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, any Lender, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including rights to payment of Capital and Interest) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that no such pledge shall relieve such assignor of its obligations under this Agreement.
(j)    Pledge to a Security Trustee. Notwithstanding anything to the contrary set forth herein, any Lender, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including rights to payment of Capital and Interest) and any other Transaction Document to a security trustee in connection with the funding by such Person of Loans, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that no such pledge shall relieve such assignor of its obligations under this Agreement.
SECTION 13.04. Costs and Expenses. In addition to the rights of indemnification granted under Section 12.01 hereof, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, any Program Support Agreement (or any supplement or amendment thereof) related to this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including (i) the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties as to their rights and remedies

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under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the other Credit Parties and the fees and charges of any nationally recognized statistical Rating Agency incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any other Credit Party as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Borrower agrees to pay on demand all out-of-pocket costs and expenses (including reasonable and documented Attorney Costs), of the Administrative Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.
SECTION 13.05. No Proceedings; Limitation on Payments.
(a)    Each of the Borrower, the Administrative Agent, the Servicer, each Group Agent, each Lender and each assignee of Loans or any interest therein or of any other Borrower Obligations agrees that it will not institute against, or join any other Person in instituting against, any Conduit Lender any Event of Bankruptcy so long as any Notes or other senior indebtedness issued by such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Notes or other senior indebtedness shall have been outstanding.
(b)    Each of the Servicer, each Group Agent, the Administrative Agent, each Lender and each assignee of a Loan or any interest therein or of any other Borrower Obligations, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Event of Bankruptcy until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Termination.
(c)    Notwithstanding any provisions contained in this Agreement to the contrary, a Conduit Lender shall not, and shall be under no obligation to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Lender has received funds which may be used to make such payment and which funds are not required to repay such Conduit Lender’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Lender could issue Notes to refinance all of its outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Lender’s securitization program or (y) all of such Conduit Lender’s Notes are paid in full. Any amount which any Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Conduit Lender for any such insufficiency unless and until such Conduit Lender satisfies the provisions of clauses (i) and (ii) above. The provisions of this Section 13.05 shall survive any termination of this Agreement.
SECTION 13.06. Confidentiality.
(a)    Each of the Borrower and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Credit Party), except as the Administrative Agent and each Group Agent may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i)

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to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Borrower and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Credit Party of its intention to make any such disclosure prior to making such disclosure. Each of the Borrower and the Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Borrower, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Credit Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Borrower consents to the publication by the Administrative Agent or any other Credit Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.
(b)    Each of the Administrative Agent and each other Credit Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Borrower, the Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Borrower or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives and to any related Program Support Provider, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors or any related Program Support Provider, (iv) to any nationally recognized statistical rating organization in connection with obtaining or maintaining the rating of any Conduit Lender’s Notes or as contemplated by 17 CFR 240.17g-5(a)(3), (v) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, any Group Agent or any Lender or their respective Affiliates or Program Support Providers or (vi) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (vi) above, the Administrative Agent, each Group Agent and each Lender will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Borrower and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Notwithstanding the foregoing, the Administrative Agent or any other Credit Party may publish a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.
(c)    As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii)

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“Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to be Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.
(d)    Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.
SECTION 13.07. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).
SECTION 13.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 13.09. Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 4.01, 4.02, 4.03, 10.04, 10.06, 11.04, 12.01, 12.02, 13.04, 13.05, 13.06, 13.09, 13.11 and 13.13 shall survive any termination of this Agreement.

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SECTION 13.10. CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 13.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(b)    EACH OF THE BORROWER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 13.02. NOTHING IN THIS SECTION 13.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 13.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.
SECTION 13.12. Ratable Payments. If any Credit Party, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations in a greater proportion than that received by any other Credit Party entitled to receive a ratable share of such Borrower Obligations, such Credit Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations held by the other Credit Parties so that after such purchase each Credit Party will hold its ratable proportion of such Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Credit Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

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SECTION 13.13. Limitation of Liability.
(a)    No claim may be made by the Borrower or any Affiliate thereof or any other Person against any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties and their respective Affiliates shall have any liability to the Borrower or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Credit Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.
(b)    The obligations of the Administrative Agent and each of the other Credit Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.
SECTION 13.14. Intent of the Parties. The Borrower has structured this Agreement with the intention that the obligations of the Borrower hereunder (including the obligation to return Capital to the Lenders and make payments of Interest thereon) will be treated under United States federal, and applicable state and local tax law as debt (the “Intended Tax Treatment”). The Borrower, the Servicer, the Administrative Agent and the other Credit Parties agree to file no Tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Loan, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.
SECTION 13.15. USA PATRIOT Act Notice. The Administrative Agent and each of the other Credit Parties hereby notifies each other party hereto that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each such party, which information includes the name, address, tax identification number and other information that will allow the Administrative Agent and each of the other Credit Parties to identify such party in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Promptly following any request therefor, each party to this Agreement shall deliver to the Administrative Agent all documentation and other information requested by the Administrative Agent in connection with applicable “know your customer” and anti-money laundering and counter-terrorist financing laws, rules and regulations and the Beneficial Ownership Rule.
SECTION 13.16. Right of Setoff. Each Credit Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Termination, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are

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hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of: (a) the Borrower against amounts owing by the Borrower hereunder (even if contingent or unmatured) or (b) the Servicer against amounts owing by the Servicer hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Borrower or the Servicer, as applicable, promptly following such setoff.
SECTION 13.17. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 13.18. Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
SECTION 13.19. Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
SECTION 13.20. Post-Closing Covenants.
(a)    Not later than the Post-Closing Date, the Borrower shall deliver to the Administrative Agent confirmation from the related Lock-Box Bank that each of the Lock-Box Accounts are owned by the Borrower.
(b)    Not later than the Post-Closing Date, the Borrower shall deliver to the Administrative Agent a duly executed copy of a Lock-Box Agreement with respect to each Lock-Box Bank and covering the related Lock-Box Accounts, in form and substance reasonably satisfactory to the Administrative Agent.
(c)    Not later than the Post-Closing Date, the Borrower shall deliver to the Administrative Agent a written opinion of counsel to the Agiliti Parties, in form and substance satisfactory to the Administrative Agent, covering enforceability, security interest creation and perfection and other matters reasonably requested by the Administrative Agent with respect to the Lock-Box Agreements referred to in clause (b) above.
(d)    Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, the failure of the Borrower to timely perform its respective obligations under this Section 13.20 shall constitute an immediate Event of Termination under this Agreement with no grace period.

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SECTION 13.21.Limited Recourse. Except as otherwise set forth in any Transaction Document, the obligations of the Borrower under this Agreement and the other Transaction Documents to which it is a party shall be payable out of the assets of the Borrower and shall be obligations of the Borrower. No recourse shall be had for the payment of any amount owing by the Borrower in respect of this Agreement or the other Transaction Documents or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against the Servicer or any Affiliate of any of the foregoing (other than the Borrower), or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing; provided, however, that the foregoing shall not in any manner affect, limit or waive any of the obligations of the Servicer or any Affiliate (including, for the avoidance of doubt, the Originators) of any of the foregoing that such Person may have under any Transaction Document.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AGILITI RECEIVABLES LLC, as the Borrower By: /s/ James B. Pekarek Name: James B. Pekarek Title: Chief Financial Officer

AGILITI HEALTH, INC., as the Servicer By: /s/ James B. Pekarek Name: James B. Pekarek Title: Chief Financial Officer

MUFG BANK, LTD., as Administrative Agent By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

MUFG BANK, LTD., as Group Agent for the MUFG Group By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

    Schedule 7.04(f)-2
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MUFG BANK, LTD.,
as Related Committed Lender for Victory

By: /s/ Eric Williams
Name: Eric Williams
Title: Managing Director

VICTORY RECEIVABLES CORPORATION,
as a Conduit Lender for the MUFG Group

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

    Schedule 7.04(f)-3
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